UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Medicine Man Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MEDICINE MAN TECHNOLOGIES, INC. d/b/a SCHWAZZE

865 N. Albion St., Ste. 300

Denver, Colorado 80220

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held June 20, 2024

To the Stockholders of Medicine Man Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Medicine Man Technologies, Inc., a Nevada corporation doing business as Schwazze (the “Company”), will be held at 9 a.m. local time on June 20, 2024, or such later date or dates as such Annual Meeting may be postponed or adjourned, at 865 N. Albion Street, Suite 300, Denver CO 80220 for the purpose of considering and taking action on the following proposals:

●	To elect five Class A directors to hold office for a term of two years, or until their respective successors have been duly elected and qualified;
●	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2024;
●	To approve an amendment to the Company’s 2017 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of the Company’s Common Stock (“Common Stock”) issuable under the Equity Plan from 18,500,000 to 22,200,000 shares;
●	To approve an amendment of the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized Common Stock from 250,000,000 to 275,000,000; and
●	To consider and act upon an advisory, non-binding vote on the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (“Proxy Statement”); and
●	To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

The foregoing business items are more fully described in the following pages, which are made part of this notice.

The Company’s Board of Directors (“Directors”) recommends that you vote as follows:

●	“FOR” for the election of each of Jonathan Berger, Jeffrey Cozad, Kathy Vrabeck, Paul Montalbano and Bradley Stewart as Class A directors;
●	“FOR” ratification of the selection of Baker Tilly US, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2024;
●	“FOR” to approve an amendment to the Equity Plan to increase the number of shares of Common Stock issuable under the Equity Plan from 18,500,000 to 22,200,000 shares;
●	“FOR” to approve an amendment of the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized Common Stock from 250,000,000 to 275,000,000; and
●	“FOR” the non-binding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

The Board does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.

The Company’s Board has fixed the close of business on April 22, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. You may vote if you were the record owner of the Company’s Common Stock or Series A Cumulative Convertible Preferred Stock at the close of business on the Record Date.

As of the Record Date, there were 78,248,389 shares of Common Stock and 82,185 shares of Series A Cumulative Convertible Preferred Stock outstanding and entitled to vote. The shares of Series A Preferred Stock outstanding as of the Record Date are entitled to cast an aggregate of 88,728,416 votes. A list of stockholders of record will be available at the Annual Meeting and, during the 10 days before the Annual Meeting, at the office of the Secretary of the Company at 865 N. Albion Street, Suite 300, Denver, CO 80220.

This year, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our stockholders instead of paper copies of our Proxy Statement and 2023 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2023 Annual Report, and proxy card.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, as soon as possible in accordance with the instructions on the proxy card and the Notice. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

These proxy materials are also available via the Internet at www.proxyvote.com. You are encouraged to read the proxy materials carefully in their entirety and submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Dated: April 29, 2024	By Order of the Board of Directors of Medicine Man Technologies, Inc. d/b/a Schwazze

Sincerely,
_________________________________________
Forrest Hoffmaster
Interim Chief Executive Officer and Chief Financial Officer

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting.

For information on how to vote your shares, please see the Notice and instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the Proxy Statement accompanying this notice.

We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope, or submitting your vote via the Internet.

If you have questions about voting your shares, please contact our Corporate Secretary at Medicine Man Technologies, Inc., at 865 N. Albion Street, Suite 300, Denver, CO 80220, telephone number (303) 371-0387.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached Proxy Statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice, this Proxy Statement and our 2023 Annual Report are available at: www.proxyvote.com.

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	10
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	13
INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE	15
EXECUTIVE OFFICERS	23
EXECUTIVE AND DIRECTOR COMPENSATION	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	40
PROPOSAL NO. 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UNDER THE PLAN FROM 18,500,000 TO 22,200,000 SHARES	42
PROPOSAL NO. 4 – APPROVAL TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S AUTHORIZED COMMON STOCK FROM 250,000,000 TO 275,000,000 SHARES	47
PROPOSAL NO. 5 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	49
OTHER MATTERS	50

i

MEDICINE MAN TECHNOLOGIES, INC. d/b/a SCHWAZZE

865 N. Albion Street, Suite 300

Denver, Colorado 80220

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2024

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This Proxy Statement, along with the accompanying notice of the 2024 Annual Meeting of Stockholders (the “Notice”), contains information about the 2024 Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. local time on June 20, 2024, at 865 N. Albion Street, Suite 300, Denver CO 80220, or such later date or dates as such Annual Meeting date may be adjourned or postponed. For directions to the meeting, please call (303) 371-0387.

This Proxy Statement has been prepared by the Company’s management and it solicits proxies by and on behalf of the Company’s Board.

This Proxy Statement and the other proxy materials for the Annual Meeting are available via the Internet at www.proxyvote.com. You are encouraged to read the proxy materials carefully, and in their entirety, and submit your proxy as soon as possible to ensure that your vote is recorded. You have a choice of submitting your proxy by Internet, by telephone or by mail, and the Notice and the proxy card provides instructions (and access number) for each option. Even if you plan to attend the Annual Meeting, you are encouraged to submit your vote promptly.

In this Proxy Statement, we refer to Medicine Man Technologies, Inc., doing business as Schwazze, as the “Company,” “we,” “us” or “our.”

We are mailing the Notice and/or this Proxy Statement, as applicable, beginning on or about May 3, 2024.

Why Did You Send Me This Proxy Statement?

The Board of Directors is soliciting proxies, in the accompanying form, to be used at the Annual Meeting and any adjournments or postponements thereof. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting. At the Annual Meeting, you will be asked to vote on the following proposals:

1)	To elect each of Jonathan Berger, Jeffrey Cozad, Kathy Vrabeck, Paul Montalbano and Bradley Stewart as Class A directors to hold office for a term of two years, or until their respective successors have been duly elected and qualified;
2)	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2024;
3)	To approve an amendment to the Company’s Equity Plan to increase the number of shares of Common Stock issuable under the Equity Plan from 18,500,000 to 22,200,000 shares;
4)	To approve an amendment of the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized Common Stock from 250,000,000 to 275,000,000;

5)	To consider and act upon an advisory, non-binding vote on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (the “Say-on-Pay Proposal”); and
6)	To transact any other business properly brought before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, this Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com.

The following documents are being made available to all stockholders entitled to notice of and to vote at the Annual Meeting:

1)	This Proxy Statement;
2)	The accompanying proxy; and
3)	Our 2023 Annual Report.

The 2023 Annual Report includes our financial statements for the fiscal year ended December 31, 2023 but is not a part of this Proxy Statement. You can also find a copy of our 2023 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov/edgar or through the “SEC Filings” section of our website at ir.schwazze.com/sec-filings/all-sec-filings.

Who Can Vote?

Stockholders who owned shares of our Common Stock or shares of our Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) at the close of business on the Record Date, are entitled to vote at the Annual Meeting. Holders of our Common Stock and Series A Preferred Stock vote together as a single class.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies received in time for the Annual Meeting and not revoked prior to the Annual Meeting will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by following the instructions included below under “May I Change or Revoke My Proxy?”

How Many Votes Do I Have?

Each share of Common Stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to cast a number of votes equal to the number of whole shares of Common Stock into which the share of Series A Preferred Stock would convert into as of the Record Date as if such share of Series A Preferred Stock were convertible as of such date. Each share of Series A Preferred Stock is convertible into the number of share(s) of Common Stock determined by dividing (i) the Series A Preferred Stock preference amount (which includes accrued dividends) plus the pro rata portion of the amount of the next dividend for the period between the previous dividend payment date and the date of determination, by (ii) $1.20.

As of the Record Date, there were 78,248,389 shares of Common Stock and 82,185 shares of Series A Preferred Stock outstanding and entitled to vote. The shares of Series A Preferred Stock outstanding as of the Record Date are entitled to cast an aggregate of 88,728,416 votes.

How Do I Vote?

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Globex Transfer, LLC, you may vote:

●	By mail. Complete and mail the proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card, but do not specify how you want your shares voted, they will be voted as recommended by the Board.
●	By Internet. At www.proxyvote.com by following the instructions provided in the Notice.
●	In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your bank, broker, or other nominee to vote by Internet or telephone.
●	By mail. You will receive instructions from your bank, broker, or other nominee explaining how to vote your shares.
●	In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your bank, broker, or other nominee.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

●	“FOR” for the election of each of Jonathan Berger, Jeffrey Cozad, Kathy Vrabeck, Paul Montalbano and Bradley Stewart as Class A directors;
●	“FOR” ratification of the selection of Baker Tilly US, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2024;
●	“FOR” to approve an amendment to the Equity Plan to increase the number of shares of Common Stock issuable under the Equity Plan from 18,500,000 to 22,200,000 shares;
●	“FOR” to approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized Common Stock from 250,000,000 to 275,000,000; and

“FOR” the non-binding, advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her judgment if permitted by applicable law. As of the date of this Proxy Statement, we are not aware of any other matters that need to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	Signing a new proxy card bearing a later date and submitting it as instructed above, re-voting via telephone as instructed above, or re-voting via the Internet by following the instructions in the Notice;
●	If your shares are held in street name, re-voting by Internet or by telephone as instructed above (in such event, only your latest Internet or telephone vote will be counted);
●	If your shares are registered in your name, notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or
●	Attending the Annual Meeting and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock or Series A Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above or on the proxy card for each account to ensure that all of your shares are voted.

Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” If your bank, broker, or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your bank, broker, or other nominee chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern bank, broker, or other nominees who have record ownership of listed company stock (including stock such as ours that is quoted on the OTCQX) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, bank, broker, or other nominees who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal No. 1 (election of directors), Proposal No. 3 (amendment of the Equity Plan to increase the number of shares), Proposal No. 4 (an amendment of the Articles of Incorporation to increase of the total number of authorized shares of the Company’s authorized Common Stock ),  and Proposal No. 5 (advisory vote on the compensation of the Company’s named executive officers) are not considered routine matters, and Proposal No. 2 (ratification of our independent public accountant) is considered a routine matter. If your shares are held in street name and you do not provide voting instructions to the bank, broker, or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker, or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal No. 2 (ratification of our independent public accountant) but does not have authority to vote your unvoted shares for Proposal No. 1 (election of directors), Proposal No. 3 (amendment of the Equity Plan to increase the number of shares), Proposal No. 4 (an amendment of the Articles of Incorporation to increase of the total number of authorized shares of the Company’s authorized Common Stock ),  and Proposal No. 5 (advisory vote on the compensation of the Company’s named executive officers). We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company will use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages Stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

How can I get electronic access to the proxy materials?

The Notice explains how to:

●	View the Company’s proxy materials for the Annual Meeting on the Internet; and

●	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at ir.schwazze.com.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Class B Directors
Proposal No. 1: Election of Jonathan Berger, Jeffrey Cozad, Kathy Vrabeck, Paul Montalbano, and Bradley Stewart as Class A Directors

The affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to elect each of Jonathan Berger, Jeffrey Cozad, Kathy Vrabeck, Paul Montalbano, and Bradley Stewart as Class A directors to hold office for a term of two years, or until their respective successors have been duly elected and qualified, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST any of the nominees or ABSTAIN from voting on any of the nominees. Abstentions with respect to a nominee will have the same effect as a vote AGAINST such nominee. If you hold your shares in street name and do not give your bank, broker, or other nominees instructions for voting your shares, then such bank, broker, or other nominee does not have authority to vote your unvoted shares held by them in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST that nominee.

Proposal No. 2: The Appointment of Baker Tilly US, LLP. as the Company’s Independent Public Accountant for the Fiscal Year Ending December 31, 2024

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to ratify the appointment of Baker Tilly US, LLP as our independent public accountant for the fiscal year ending December 31, 2024, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. If you hold your shares in street name and do not give your bank, broker, or other nominees instructions for voting your shares, then such bank, broker, or other nominee does have authority to vote your unvoted shares held by them in street name on accountant ratification proposals. Notwithstanding the foregoing, if a bank, broker or other nominee does not exercise this authority, it will result in broker non-votes and such broker non-votes will have the same effect as a vote AGAINST this proposal. We are seeking the approval of our stockholders to ratify the appointment of the Company’s independent accountant in an effort to maintain sound corporate governance practices. If our stockholders do not ratify the appointment of Baker Tilly US, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2024, the Audit Committee of the Board may reconsider its appointment based upon such feedback but is not required to do so.

Proposal No. 3: Approval of an Amendment to the Company’s 2017 Equity Incentive Plan to Increase the Number of Shares of Common Stock that may be Issued Thereunder from 18,500,000 to 22,200,000 Shares

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the amendment to the Equity Plan to increase the number of shares of Common Stock that may be issued thereunder from 18,500,000 to 22,200,000, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. If you hold your shares in street name and do not give your bank, broker, or other nominees instructions for voting your shares, then such bank, broker, or other nominee does have authority to vote your unvoted shares held by them in street name on accountant ratification proposals. Notwithstanding the foregoing, if a bank, broker, or other nominee does not exercise this authority, it will result in broker non-votes and such broker non-votes will have the same effect as a vote AGAINST this proposal.  We are seeking the approval of our stockholders to amend the Equity Plan to increase the number of shares of Common Stock that may be issued thereunder to 22,200,000 to ensure we can continue to provide equity grants across our organization to employees and non-employee directors once the current share reserve is exhausted under the Equity Plan.

Proposal No. 4:

Approval of an Amendment of the Company’s Articles of Incorporation to Increase the Total Number of Authorized Shares of the Company’s Authorized Common Stock from 250,000,000 to 275,000,000

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized shares of Common Stock from 250,000,000 to 275,000,000, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. If you hold your shares in street name and do not give your bank, broker, or other nominees instructions for voting your shares, then such bank, broker, or other nominee does have authority to vote your unvoted shares held by them in street name on accountant ratification proposals. Notwithstanding the foregoing, if a bank, broker, or other nominee does not exercise this authority, it will result in broker non-votes and such broker non-votes will have the same effect as a vote AGAINST this proposal. We are seeking the approval of our stockholders to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized shares of Common Stock from 250,000,000 to 275,000,000 to ensure that the Company has a sufficient number of shares of Common Stock reserved for future use in connection with acquisitions and mergers, public or private financing, and various general corporate programs and purposes.

Proposal No. 5: Advisory, non-binding vote to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of the stockholders at which quorum is present is necessary to approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. You may vote FOR or AGAINST this proposal or ABSTAIN from voting on this proposal. Abstentions will have the same effect as a vote AGAINST this proposal. If you hold your shares in street name and do not give your bank, broker, or other nominees instructions for voting your shares, then such bank, broker, or other nominee does not have authority to vote your unvoted shares held by them in street name for this proposal. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to this proposal will have the effect of a vote AGAINST this proposal. Although this proposal is an advisory vote, and not binding on the Company or the Board, the Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to the Company’s executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. If there are significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affecting the executive compensation program.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person, by means of electronic communication, or by proxy, of a majority of the aggregate number of shares of each class of capital stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

Certain stockholders who share the same address may receive a single mailing of the Notice or other proxy materials in accordance with a notice delivered from such stockholder’s bank, broker, or other holder of record, unless the applicable bank, broker, or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	Stockholders whose shares are registered in their own name should contact our transfer agent, Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725 telephone: (813) 344-4490.
●	Stockholders whose shares are held by a bank, broker, or other nominee should contact such bank, broker, or other nominee directly and inform them of this request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?

The Company will bear the cost of preparing, printing, assembling, and mailing the Notice, accompanying proxy card, this Proxy Statement, as applicable, and other material furnished to stockholders in connection with the solicitation of proxies. In addition to mailed proxy materials, certain of our officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay such officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

At our annual meeting each year, our Board submits to stockholders its nominees for election as directors. In addition, the Board may submit other matters to the stockholders for action at the annual meeting. Stockholders may also submit proposals on matters appropriate for stockholder action at our annual meetings consistent with regulations adopted by the SEC and our amended and restated bylaws (the “Bylaws”).

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our Proxy Statement for consideration at the 2025 annual meeting of stockholders by submitting their proposals to us in a timely manner. These proposals must meet the stockholder’s eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8, you must submit your proposal to our Corporate Secretary in writing by January 2, 2025, if the 2024 Annual Meeting of stockholders is held on or within 30 days of June 20, 2024. If we elect to hold our Annual Meeting more than 30 days before or after June 20, 2024, such stockholder proposals would have to be received a reasonable time before we begin to print and send our proxy materials for the 2025 annual meeting of stockholders.

In addition, under the terms of our Bylaws, stockholders who desire to present a proposal for action (other than proposals to be considered for inclusion in our Proxy Statement pursuant to Rule 14a-8 promulgated under the Exchange Act) at the 2025 annual meeting of stockholders must give written notice, either by personal delivery or by U.S. mail, to our Corporate Secretary no earlier than 90 and no later than 30 calendar days before the date of the 2025 annual meeting of stockholders. Such notice must contain the information required by Section 2.13 of our Bylaws. Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act not later than April 23, 2025 to comply with the universal proxy rules under the Exchange Act.

All proposals or other notices should be addressed to our Corporate Secretary, 865 N. Albion Street, Suite 300, Denver, Colorado 80220.

If we do not have notice of a proposal or director nomination to come before an annual meeting of stockholders at least 30 calendar days before such annual meeting (unless the annual meeting in question is held more than 30 days before or after the first anniversary of the prior year’s annual meeting of stockholders), your proxy card for such annual meeting will confer discretionary authority to vote on such proposal or nomination. If we elect to hold an annual meeting more than 30 days before or after the first anniversary of the prior year’s annual meeting of stockholders, your proxy for such annual meeting will confer discretionary authority to vote on such proposal or nomination if we do not have notice of such matter a reasonable time before we begin to send our proxy materials for such annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, based on 78,248,389 shares of our Common Stock outstanding as of April 22, 2024 (which excludes treasury stock and certain shares held in escrow or otherwise issuable or releasable in connection with consummated mergers and acquisitions), certain information as to the stock ownership of each person known by us to own beneficially more than five percent or more of our outstanding Common Stock, of each of the named executive officers (“NEOs”) included in the Summary Compensation Table, of our directors, and of all our current executive officers and directors as a group. In computing the outstanding shares of Common Stock, we have excluded all shares of Common Stock subject to options, warrants, or other securities that are not currently exercisable or convertible or exercisable or convertible within 60 days of April 22, 2024 and are therefore not deemed to be outstanding and beneficially owned by the person holding the options, warrants, or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person; provided, that we have included shares of Common Stock underlying such options, warrants, or other securities with respect to each person who acquired any such options, warrants or other securities with the purpose or effect of changing or influencing the control of the Company in accordance with Rule 13d-3 promulgated under the Exchange Act. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is Medicine Man Technologies, Inc., 865 N. Albion Street, Suite 300, Denver, CO 80220.

The shares of Common Stock issuable upon conversion of shares of our Series A Preferred Stock and our 13% senior secured convertible notes due December 7, 2026 (the “Convertible Notes”) are calculated by including accrued but unpaid dividends and interest, as applicable, as of April 22, 2024 plus dividends and interest, as applicable, accruing during the following 60 days. Holders of Series A Preferred Stock vote with holders of Common Stock as a single class on an as-converted-to-common-stock basis on all matters to be voted upon by the stockholders. The Series A Preferred Stock is convertible into shares of Common Stock by dividing the preference amount, which was initially equal to $1,000 per share and is subject to increase by accretion to the outstanding principal in the amount of the annual dividend equal to 8%, by $1.20. The table below reflects the number of shares of Series A Preferred Stock beneficially owned by each holder listed therein as well as the combined voting power of each listed holder with the Series A Preferred Stock on an as-converted-to-common-stock basis aggregated with the Common Stock beneficially owned by such holder.

	Number of		Number of
	Common Stock Shares		Preferred Stock Shares
	Beneficially	Percent of	Beneficially	Percent of	Combined Voting
Name of Beneficial Holder	Owned	Outstanding Class	Owned	Outstanding Class	Power

NEOs & Directors
Justin Dye (NEO, Director) (1)	42,918,595	39.18%	26,855	32.68%	25.40%
Jeffery Cozad (Director) (2)	35,236,121	31.12%	31,950	38.88%	21.09%
Marc Rubin (Director) (3)	35,086,676	31.01%	31,950	38.88%	21.01%
Jeffrey Garwood (Director) (4)	640,684	*	—	*	*
Pratap Mukharji (Director) (5)	387,093	*	—	*	*
Paul Montalbano (Director)	253,420	*	—	*	*
Jonathan Berger (Director)	448,877	*	—	*	*
Nirup Krishnamurthy (NEO, Director) (6)	1,244,400	1.57%	—	*	*
Daniel Pabon (NEO) (7)	672,204	*	—	*	*
Bradley Stewart (Director)	143,459	*	—	*	*
Kathy Vrabeck (Director)	59,958	*	—	*	*
Forrest Hoffmaster (NEO) (8)	200,000	*	—	*	*
All Executive Officers and Directors as a Group (12 Persons)	82,204,811	56.06%	58,805	71.55%	48.02%

5% or greater holders:
Dye Capital and Co. ("Dye Capital") and Affiliates (9)	39,087,616	36.34%	26,855	32.68%	23.41%
CRW Capital, LLC ("CRW") and Affiliates (10)	34,859,010	30.82%	31,950	38.88%	20.88%
Brian Ruden (11)	8,450,781	9.88%	5,121	6.23%	5.01%
Naser A. Joudeh (12)	7,650,416	9.01%	4,665	5.68%	4.54%

*	Less than 1%

(1)	Represents (i) 1,830,979 shares of Common Stock and 2,000,000 shares of Common Stock underlying options that have vested held by Mr. Dye; (ii) 9,287,500 shares of Common Stock held by Dye Cann I; (iii) 5,520,707 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Dye Capital; (iv) 23,293,892 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Dye Cann II; and (v) 485,517 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 500,000 shares of Common Stock held by Dye LLLP. Mr. Dye has voting and investment control over the shares of Common Stock beneficially owned by Dye Capital, Dye Cann I, Dye Cann II, and Dye LLLP. Mr. Dye disclaims beneficial ownership of the shares held by Dye Capital, Dye Cann I, Dye Cann II, and Dye LLLP, except to the extent of his pecuniary interest therein.
(2)	Represents (i) 251,618 shares of Common Stock held by Mr. Cozad; (ii) 27,658,088 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by CRW I; (iii) 7,200,922 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by CRW II; and (iv) 125,493 shares of Common Stock issuable upon conversion of the Convertible Notes owned by Cozad Investments, LP (“Cozad Investments”). CRW is the manager of CRW I and CRW II and has voting and investment control over the shares beneficially owned by CRW I and CRW II. Jeffrey Cozad and Marc Rubin are co-managers of CRW and share voting and investment control over the shares beneficially owned by CRW I and CRW II. Mr. Cozad maintains voting and investment control over the shares of Common Stock beneficially owned by Cozad Investments. Mr. Cozad disclaims beneficial ownership of the shares held by CRW I, CRW II, and Cozad Investments except to the extent of his pecuniary interest therein.
(3)	Represents (i) 177,468 shares of Common Stock held by Mr. Rubin; (ii) 27,658,088 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by CRW I; (iii) 7,200,922 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by CRW II; and (iv) 50,198 shares of Common Stock issuable upon conversion of the Convertible Notes owned by The Rubin Revocable Trust U/A/D 05/09/2011 (the “Rubin Trust”). CRW is the manager of CRW I and CRW II and has voting and investment control over the shares beneficially owned by CRW I and CRW II. Jeffrey Cozad and Marc Rubin are co-managers of CRW and share voting and investment control over the shares beneficially owned by CRW I and CRW II. Marc Rubin maintains voting and investment control over the shares of Common Stock beneficially owned by the Rubin Trust. Mr. Rubin disclaims beneficial ownership of the shares held by CRW I, CRW II, and the Rubin Trust except to the extent of his pecuniary interest therein.
(4)	Represents 490,093 shares of Common Stock and 150,591 shares of Common Stock issuable upon conversion of the Convertible Notes owned by Mr. Garwood. Mr. Garwood resigned as a director effective as of November 2, 2023.
(5)	Represents (i) 247,015 shares of Common Stock held by Mr. Mukharji; (ii) 39,683 shares of Common Stock held by Magnolia Hall Enterprises, LLC; and (iii) 100,395 shares of Common Stock issuable upon conversion of the Convertible Notes owned by Mr. Mukharji. Mr. Mukharji has voting and investment control over the shares of Common Stock held by Magnolia Hall Enterprises, LLC.
(6)	Represents 294,400 shares of Common Stock and 950,000 shares of Common Stock underlying options that have vested held by Mr. Krishnamurthy. Mr. Krishnamurthy was appointed as CEO on May 24, 2023, and resigned as CEO and a director effective as of February 20, 2024.
(7)	Represents 150 shares of Common Stock and 672,054 shares of Common Stock underlying options that have vested held by Mr. Pabon.
(8)	Represents 25,000 shares of Common Stock and 175,000 shares of Common Stock underlying options that have vested held by Mr. Hoffmaster. Mr. Hoffmaster was appointed as Interim CEO effective February 23, 2024.
(9)	Represents (i) 5,520,707 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Dye Capital; (ii) 9,287,500 shares of Common Stock held by Dye Cann I; (iii) 23,293,892 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock held by Dye Cann II; and (iv) 485,517 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 500,000 shares of Common Stock held by Dye LLLP. Dye Capital is the manager of each of Dye Cann I, Dye Cann II, and Dye LLLP and has voting and investment control over the shares beneficially owned by Dye Cann I, Dye Cann II, and Dye LLLP. Justin Dye is the general partner of Dye Capital and has voting and investment control over the shares beneficially owned by Dye Capital and, indirectly, over the shares beneficially owned by Dye Cann I, Dye Cann II, and Dye LLLP. Dye Capital disclaims beneficial ownership of the shares beneficially owned by Dye Cann I, Dye Cann II, and Dye LLLP except to the extent of its pecuniary interest therein. Mr. Dye disclaims beneficial ownership of the shares beneficially owned by Dye Capital, Dye Cann I, Dye Cann II, and Dye LLLP except to the extent of his pecuniary interest therein. Dye Capital, Dye Cann I, Dye Cann II, and Dye LLLP's address is 3421 S. Ocean Blvd, Highland Beach, FL 33487.
(10)	Represents (i) 27,658,088 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by CRW I; and (ii) 7,200,922 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by CRW II. CRW is the manager of CRW I and CRW II and has voting and investment control over the shares beneficially owned by CRW I and CRW II. Jeffrey Cozad and Marc Rubin are co-managers of CRW and share voting and investment control over the shares beneficially owned by CRW I and CRW II. CRW and Messrs. Cozad and Rubin disclaim beneficial ownership of the shares held by CRW I and CRW II except to the extent of their respective pecuniary interest therein. The address for CRW, CRW I, and CRW II is 9847 Kingsway Avenue, Dallas, TX 75230.
(11)	Represents (i) 1,147,584 shares of Common Stock held by Mr. Ruden; (ii) 1,715,936 shares of Common Stock underlying warrants held by Mr. Ruden; (iii) and 5,587,261 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Mr. Ruden. Mr. Ruden resigned as a director effective as of October 28, 2022. The address of Mr. Ruden is 16820 Golden Hills Rd. Golden, CO 80401.
(12)	Represents (i) 504,108 shares of Common Stock held by Mr. Joudeh; (ii) 560,662 shares of Common Stock underlying warrants held by Mr. Joudeh; (iii) 1,613,661 shares of Common Stock issuable upon conversion of Series A Preferred Stock held by Mr. Joudeh; (iv) 504,108 shares of Common Stock held by Mr. Joudeh's spouse; (v) 991,795 shares of Common Stock underlying warrants owned by Mr. Joudeh's spouse; (vi) and 3,476,082 shares of Common Stock issuable upon conversion of Series A Preferred Stock owned by Mr. Joudeh's spouse. Mr. Joudeh and his spouse share voting and investment power over these securities. The address of Mr. Joudeh and his spouse is 19374 E. Briarwood Place, Aurora, CO 80016.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

At the Annual Meeting, the Board will submit to the stockholders for nomination each of Jonathan Berger, Jeffrey Cozad, Kathy Vrabeck, Paul Montalbano and Bradley Stewart for election as Class A directors for a two-year term expiring at the Company’s 2026 annual meeting. Each nominee, if elected, will serve until the expiration of his or her respective term and until a successor is elected and qualified, or until his or her earlier death, resignation or removal. All nominees are currently members of the Board of Directors.

The Board of Directors recommends a vote FOR the director nominees. The persons named in the accompanying proxy card will vote for the election of the nominees named in this Proxy Statement unless stockholders specify otherwise in their proxies. If any nominee at the time of election is unable to serve, or otherwise is unavailable for election, and if other nominees are designated by the Board, the persons named as proxy holders on the accompanying proxy card intend to vote for such substitute nominees. Management is not currently aware of the existence of any circumstance which would render the nominees named below unavailable for election.

Set forth below are the names, ages, and biographical information of the nominees for Class A directors of the Company.

Jonathan Berger, 65, has served as a director since December 2021, and currently serves as the Board’s Lead Independent Director and the Chair of the Audit Committee of the Board. Mr. Berger previously served as chief executive officer and director of Great Lakes Dredge & Dock, Inc., a Nasdaq-listed company. Mr. Berger also served on the board of directors of Boise Paper, Inc., a New York Stock Exchange-listed company, where he also served as chair of the audit and compensation committees of the board of directors. Mr. Berger is currently a member of the board of directors of Alloy, a privately-held specialty environmental contractor, and Partner with Genesis Business Humanity, a boutique advisory firm. Prior to his director and executive experience, Mr. Berger was a partner at KPMG, an international accounting and consulting firm, where he led KPMG’s national corporate finance practice. Mr. Berger has previously held a Certified Public Accountant (“CPA”) license and securities licenses throughout his career after earning a Bachelor of Science (“BS”) in Human Development from Cornell University and a Master of Business Administration (“MBA”) from Emory University. Mr. Berger’s experience in senior leadership and directorships with both private and publicly-traded companies, as well as his robust financial background and previously-held certifications, qualifies him to serve on the Board.

Jeffrey Cozad, 59, has served as a director since March 2021, and currently serves as the Chair of the Nominating and Corporate Governance Committee of the Board. From 2007 to 2019, Mr. Cozad was a Managing Partner at Stonerise Capital Partners (“Stonerise Capital”), an investment management company in San Francisco, California that he co-founded in 2007. Beginning in January 2020, Mr. Cozad became Managing Partner Emeritus at Stonerise Capital. In October 2020, Mr. Cozad co-founded CRW, a special purpose vehicle created to support the Company’s vision of becoming one of the largest vertically-integrated cannabis operators in Colorado. He is also the Managing Partner of his family office, Cozad Investments, LP, which has completed more than 20 investments across a disparate set of industries over the past 15 years. Mr. Cozad holds an MBA from The University of Chicago Booth School of Business and received a Bachelor of Arts (“BA”) in Economics and Management from DePauw University, where he served on the Board of Trustees for 10 years and also chaired the University’s endowment fund investment committee during his tenure on the Board of Trustees. The Company believes his significant experience with investments across a variety of industries qualifies him to serve on the Board.

Kathy Vrabeck, 60, has served as a director since November 2023. Currently, Ms. Vrabeck is the chief operating officer of BODi (formerly The Beachbody Company). Additionally, Ms. Vrabeck serves as chair of the board of directors, as well as chair of the compensation committee and a member of the audit and nominations & governance committees of MediaAlpha (NYSE: MAX). Ms. Vrabeck has over 14 years of private and public board experience serving in various capacities as chair of the board, lead independent director, the chair and a member of various committees for GameStop, United Talent Agency Acquisition Corporation, Stone Brewing Company, and others. Ms. Vrabeck has over two decades of general management experience in consumer package goods and digital entertainment, and a decade of talent acquisition and advisory expertise. Before joining BODi in 2021, she was a Senior Client Partner in the Los Angeles office of Korn Ferry, a global talent and organizational advisory firm, where she led the Consumer Digital Practice. Prior to that, she was a Partner at Heidrick & Struggles, where she served as Global Sector Leader of their Media, Entertainment and Digital practice and partner-in-charge of the Los Angeles office. Ms. Vrabeck graduated from DePauw University with a bachelor’s degree in French and economics and received her MBA from the Indiana University Kelley School of Business with concentrations in marketing and finance. The Company and the Board believe that Ms.Vrabeck’s significant experience in senior leadership and directorships with private and publicly-traded companies qualify her to serve on the Board.

Paul Montalbano, 57, has served as director since February 2022. Dr. Montalbano is a neurosurgeon in Boise, Idaho, where he actively practices as a partner at Neuroscience Associates, specializing in complex spinal reconstruction. Before joining Neuroscience Associates in 2000, Dr. Montalbano completed his six-year residency at the University of South Florida located in Tampa, Florida. Dr. Montalbano received a BS from Loyola University of Chicago and his M.D. from Northwestern University. Since 2012, Dr. Montalbano has served on the board of Treasure Valley Hospital in Boise, Idaho, including service on the medical executive, governing, and financial committees of the board of Treasure Valley Hospital. He is also the director of neurosurgery and serves on the Neurosurgery Center of Excellence committee at Treasure Valley Hospital. The Company and the Board believe that Mr. Montalbano’s significant experience with private healthcare companies qualifies him to serve on the Board.

Bradley Stewart, 47, has served as a director since March 2023, and currently serves as Chair of the Compensation Committee of the Board.  Mr. Stewart serves as Chairman of Perch, a technology driven e-commerce company, and is a Senior Advisor with Sixth Street Partners, a private equity fund. Mr. Stewart also serves as an independent director for Private Medical, a privately-held company, and Semper Paratus, a Nasdaq-listed company. Prior to his current roles, Mr. Stewart served as CEO and a director of Fair Technologies, an automobile leasing company. Between 2010 and 2019, Mr. Stewart held several positions at Xojet, an on-demand private jet company, starting as an advisor and departing the company as CEO and Chairman of the board of directors. Mr. Stewart received his MBA from Columbia Business School and his BS in Business at the University of Minnesota. The Company and the Board believe that Mr. Stewart’s significant experience in senior leadership and directorships with both private and publicly-traded companies, qualifies him to serve on the Board.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the election of directors, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class is required to elect each Class A director included in this proposal. You may vote FOR or AGAINST any of the nominees or ABSTAIN from voting on any of the nominees. Abstentions with respect to any of the nominees will have the effect of a vote AGAINST that nominee.  Banks, brokers, or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST that nominee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES AND CORPORATE GOVERNANCE

Board Composition and Director Appointment Rights

Our Bylaws provide for a “staggered” or “classified” board of directors, whereby the directors of the Board are divided into two classes, Class A and Class B, respectively, each class consisting, as nearly as possible, of one-half of the total number of directors constituting the entire Board. Directors in each class are elected to approximately two-year terms expiring at the election of their respective successors at alternating annual meetings of our stockholders. Currently, the size of the Board is set at nine and the Board consists of four Class B directors with terms expiring at our 2025 Annual Meeting of Stockholders and one vacant seat to be filled as set forth below prior to the 2025 Annual Meeting of Stockholders with such term also expiring at our 2025 Annual Meeting of Stockholders, and five Class A directors with terms expiring at the 2024 Annual Meeting. The following table sets forth the name, class, term and designating party of each of our current directors:

Name	Class	Term	Designating Party
Jonathan Berger	A	Expires 2024 annual meeting	At Large
Jeffrey Cozad	A	Expires 2024 annual meeting	CRW
Kathy Vrabeck (1)	A	Expires 2024 annual meeting	Dye Cann I
Paul Montalbano	A	Expires 2024 annual meeting	Dye Cann II
Bradley Stewart	A	Expires 2024 annual meeting	Brian Ruden and Naser Joudeh
Justin Dye, Chairman	B	Expires 2025 annual meeting	Dye Cann I
Open	B	Expires 2025 annual meeting	Dye Cann II
Pratap Mukharji	B	Expires 2025 annual meeting	Brian Ruden and Naser Joudeh
Marc Rubin	B	Expires 2025 annual meeting	Brian Ruden and Naser Joudeh

(1) Ms. Vrabeck was appointed to the Board on November 2, 2023, following Mr. Jeffrey Garwood’s resignation from the Board.

The Company has granted rights to designate directors as follows:

●	Under the Securities Purchase Agreement, dated June 5, 2019, between the Company and Dye Cann I, as amended by the Amendment to Securities Purchase Agreement, dated July 15, 2019, the Amendment to Security Purchase Agreement, dated May 20, 2020, and the Consent, Waiver and Amendment, dated December 16, 2020 (as amended, the “Dye Cann I SPA”), until the later of two years from the last closing under the Dye Cann I SPA or until Dye Cann I fails to meet certain ownership thresholds, the Company is required to take all actions to ensure that two individuals designated by Dye Cann I shall be appointed to the Board. Currently, Justin Dye and Kathy Vrabeck serve as Dye Cann I’s designees on the Board.
●	Under the letter agreement, dated December 16, 2020, between the Company and Dye Cann II, for as long as Dye Cann II owns, in the aggregate, at least $10,000,000 of the Series A Preferred Stock, as measured by a trailing 30 day volume weighted average price of the Common Stock, calculated on an as-converted basis, or continues to hold at least 10,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that either one individual (if the Board consists of five or fewer members), or two individuals (if the Board consists of more than five members), designated by Dye Cann II shall be appointed to the Board. For so long as Dye Cann II is entitled to designate directors, each committee of the Board shall include at least one of the directors designated by Dye Cann II as a member or, if Dye Cann II so elects, as an observer. Currently, Paul Montalbano serves as Dye Cann II’s sole designee on the Board. As a result of Nirup Krishnamurthy’s resignation as a director and officer of the Company in February 2024, there is one vacant Class B director seat on the Board. Accordingly, Dye Cann II is entitled to designate the person to fill the vacancy.

●	Under the Omnibus Amendment No. 2 to Asset Purchase Agreements, dated December 17, 2020, among the Company and the sellers party thereto (the “Star Buds Agreement”), for as long as the Sellers (as defined in the Star Buds Agreement) and the Members (as defined in the Star Buds Agreement) collectively own, in the aggregate, at least 25% of the Series A Preferred Stock issued in connection with the Star Buds acquisition, the Company shall recommend to its Board that Brian Ruden and Naser Joudeh jointly be permitted to designate three directors for appointment to the Board if the Board consists of seven or more members. Currently, Pratap Mukharji, Marc Rubin, and Bradley Stewart serve as Messrs. Ruden and Joudeh’s designees on the Board.
●	Under the letter agreement, dated February 26, 2021, between the Company and CRW, for as long as CRW owns, in the aggregate, at least $15,000,000 of Series A Preferred Stock (calculated on an as-converted basis based on the volume weighted average price of the Company’s Common Stock over a 30-day period) or continues to hold at least 15,000 shares of Series A Preferred Stock, the Company is required to take all actions to ensure that one individual designated by CRW will be appointed to the Board. For as long as CRW has the right to designate a director, each committee of the Board shall include the CRW designee as a member or, if CRW so elects, as an observer. Currently, Jeffrey Cozad serves as CRW’s designee on the Board.

Information about Directors Not Up for Reelection

Set forth below are the names, ages, and biographical information of the Company’s directors, other than the nominees for Class B directors of the Company (which are described above).

Justin Dye, 51, has served as a director and Chairman of the Company since June 2019. Mr. Dye served as the Company’s Chief Executive Officer (“CEO”) and Executive Chairman from December 2019 to May 2023. In May 2023, Mr. Dye resigned as CEO and transitioned to Chairman of the Board. Mr. Dye has 30 years of experience in private equity, general management, operations, strategy, corporate finance, and mergers and acquisitions. In 2018, Mr. Dye founded Dye Capital, a private equity firm investing in growth companies in disruptive industries and a substantial beneficial owner of the Company’s stock. Prior to forming Dye Capital, Mr. Dye served as an integral part of the private equity consortium that acquired the grocery store chain Albertsons Companies (“Albertsons”), and led its expansion through over $40 billion in acquisitions, divestitures, and real estate and financing transactions. During his 11-year tenure as Chief Strategy Officer, Chief Operating Officer, and Chief Administration Officer, Albertsons grew sales from approximately $10 billion to over $60 billion with over 2,300 stores and 285,000 employees. Prior to Albertsons, Mr. Dye held roles at Cerberus Capital Management, General Electric and Arthur Andersen. He also served as lead director for New Seasons Market. Mr. Dye earned his BA in political science from DePauw University, graduating with academic honors. Mr. Dye serves as a member of the DePauw University Board of Trustees. We believe Mr. Dye’s financial and executive experience qualifies him to serve on our Board.

Pratap Mukharji, 64, has served as a director since February 2022. He previously served as one of our directors from January 2021 until December 2021. Prior to joining the Company, Mr. Mukharji was a senior partner and director at Bain & Company, a global management consulting company, from 2015 to 2020, leading its Supply Chain and Service Operations practice. Since retirement in 2020, Mr. Mukharji has been an Executive in Residence at the Fuqua School of Business at Duke University. With a concentration of experience in Industrial and Retail industries, Mr. Mukharji has led corporate efforts focused on strategy, mergers and acquisitions, transformation and turnaround, operational improvement, due diligence, omnichannel, and e-commerce efforts across multiple industries. Prior to his time with Bain & Company, Mr. Mukharji was at Kearney and Booz-Allen & Hamilton. Mr. Mukharji received a BA in Economics from Haverford College, at which he was Phi Beta Kappa, and an MBA from the Fuqua School of Business at Duke University at which he was a Fuqua Scholar. During his career, Mr. Mukharji has examined small and large capitalized companies and advised them on growth strategies and opportunities. We believe Mr. Mukharji’s significant experience through consulting work analyzing company financial statements and performing due diligence qualifies him to serve on our Board.

Marc Rubin, 50, has served as a director since October 2022. Mr. Rubin has more than 20 years of financing and investment experience in both public and private markets. In 2019, Mr. Rubin founded Revity Capital Partners, LLC, a private equity firm focused on lower- to middle-market partnership-oriented transactions, and currently serves as Managing Partner. Prior to starting Revity Capital Partners, Mr. Rubin was a Partner in the investment group Triarii Capital Management from 2015-2018, which focused on opportunistic, value-oriented investments. Mr. Rubin also served as a

Partner and Investment Committee Member of Stonerise Capital for six years, and he served as a senior deal manager at Parthenon Capital, a middle-market buyout firm, for eight years. Mr. Rubin also co-manages CRW, the manager of CRW, which is a special purpose vehicle created to support the Company’s vision of becoming a premier vertically integrated multi-state cannabis operator. Mr. Rubin holds an MBA from Stanford Business School and received a BA in Economics from Colby College. We believe Mr. Rubin’s depth of experience in investing, capital raising, and opportunistic acquisitions across diverse industries and markets qualifies him to serve on the Board.

Independence of Directors

Our Board has affirmatively determined that Messrs. Berger, Cozad, Montalbano, Mukharji, Rubin, Stewart, and Ms. Vrabeck are each independent within the meaning of the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Audit Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Compensation Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies. The Board currently has four members on its Nominating and Corporate Governance Committee, and all members were determined to be independent by the Board under the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies.

Board Leadership Structure

The Board has no set policy with respect to the separation of the offices of Chairman and CEO. Currently, the positions of Chairman and CEO are separate, with Mr. Dye serving in a non-executive capacity as Chairman, and Mr. Hoffmaster serving as the interim CEO. The Board has appointed Mr. Berger as the lead independent director. The Board has determined that its leadership structure is appropriate and effective at this time given our stage of development.

Director Attendance at Board, Committee, and Other Meetings

The Board held four regularly scheduled meetings and ten special meetings in 2023. Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All our directors attended the 2023 annual meeting of stockholders. During 2023, each of our current directors attended more than 75% of the aggregate number of meetings of the Board and all committees on which such director serves that were held during the period he or she was a director.

Board Role in Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. The Board focuses on the most significant risks facing our Company, including attention to our general risk management strategy, and ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees the Company, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and our Board leadership structure supports this approach.

Hedging Policy

The Company has adopted a policy that prohibits persons covered under the Company’s insider trading policy from engaging in certain transactions intended to hedge or offset decreases in the market value of the Company’s stock. Pursuant to the Company’s insider trading policy, covered persons are prohibited from engaging in short-term trading, short sales, option trading, or margin trading without the express advance consent of the Company’s General Counsel. Persons covered under the Company’s insider trading policy include the Board, the Company’s officers, employees, consultants to the Company, and household and immediate family members of the foregoing.

Committees of the Board

The Board has established various committees of the Board to assist it with the performance of its responsibilities. These committees and their members are listed below. The Board ordinarily designates the members of these committees and the committee chairs annually at its organizational meeting following the annual meeting of stockholders, based on the recommendation of the Nominating and Corporate Governance Committee; however, the Board may convene or act by written consent outside of its annual organizational meeting to appoint members to or reconstitute the committees of the Board in its discretion in accordance with the Company’s organizational documents and applicable law. The Board has adopted written charters for each of these committees, which can be found in the investor relations section of the Company’s website at ir.schwazze.com. Copies are also available in print to any stockholder upon written request to Schwazze, 865 N. Albion Street, Suite 300, Denver, Colorado 80220, Attention: Corporate Secretary. The chair of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee

Our Board has established an Audit Committee. From January 1, 2023, to March 28,2023, Messrs. Berger, Mukharji, Cozad, and Garwood were members of the Audit Committee. On March 28, 2023, Mr. Rubin replaced Mr. Cozad as a member of the Audit Committee. On November 2, 2023, Mr. Garwood resigned as a director and member of the Audit Committee.  On January 25, 2024, Ms. Vrabeck was appointed to the Audit Committee.  Accordingly, as of January 25, 2024, the members of the Audit committee are Messrs. Berger, Mukharji, Rubin, and Ms. Vrabeck. The Audit Committee Chair is Mr. Berger. The Board has determined that Mr. Berger is an audit committee financial expert due to Mr. Berger’s education, financial certifications and credentials, and extensive financial experience. Through his work in public accounting at KPMG, Mr. Berger discharged various financial responsibilities and practiced under an active CPA license. Mr. Berger also served as Chair of the audit committee on the board of directors of other publicly-traded companies and oversaw the preparation and filing of financial statements as CEO of a publicly-traded company, providing him with vast experience encompassing public company financial statements and internal controls processes. The Audit Committee met five times during 2023. The Audit Committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	at least annually, review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	review and discuss with management the status of our cybersecurity process and procedures as well as the state of affairs surrounding our cybersecurity and any new developments in the space;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the Audit Committee report for inclusion in our Proxy Statement for our annual stockholder meetings; and
●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

Our Audit Committee charter also mandates that our Audit Committee approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

Nominating and Corporate Governance Committee

Our Board has also established a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Berger, Cozad, Montalbano, and Mukharji. On August 2, 2023, Mr. Cozad replaced Mr. Berger as Chair of the Nominating and Governance Committee. The Nominating and Corporate Governance Committee met five times during 2023. The Nominating and Corporate Governance Committee’s primary duties are to:

●	screen individuals qualified for nomination to the Board, consider director nominees recommended by stockholders and others and recommend nominees for election as directors to the Board;
●	determine the qualifications, qualities, skills, and other expertise required to be a director and develop and recommend the criteria to be considered in selecting Director nominees to the Board for its approval;
●	review the Board’s committee structure and make recommendations to the Board regarding the appointment of directors to serve as members of each committee;
●	make recommendations regarding director orientation and continuing education;
●	review the size and composition of our Board and its committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend, and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Nominating and Corporate Governance Guidelines.

Compensation Committee

Our Board has established a Compensation Committee. From January 1, 2023, to March 28, 2023, Messrs. Berger, Mukharji, Cozad and Garwood were members of the Compensation Committee. On March 28, 2023, Mr. Rubin replaced Mr. Cozad as a member of the Compensation Committee. On August 2, 2023, Mr. Stewart replaced Mr. Rubin as a member of the Compensation Committee and Mr. Stewart replaced Mr. Berger as the Chair of the Compensation Committee. On November 2, 2023, Mr. Garwood resigned as a director and member of the Compensation Committee. On January 25, 2024, Ms. Vrabeck was appointed to the Compensation Committee. Accordingly, as of January 25, 2024, the Compensation Committee currently consists of Messrs. Berger, Mukharji, and Stewart as well as Ms. Vrabeck. The Compensation Committee Chair is Mr. Stewart. The Compensation Committee met five times during 2023. The Compensation Committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives, and establish and review the overall compensation philosophy;
●	determine and approve executive officer compensation, including base salary and incentive awards;
●	make recommendations to the Board regarding compensation plans;
●	administer our stock plan; and
●	prepare a report on executive compensation for inclusion in our Proxy Statement for our annual stockholder meetings, if required.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the Board with respect to non-employee director compensation. The Compensation Committee may delegate its authority to a subcommittee composed of one or more Compensation Committee members; provided, however, that the Compensation Committee shall delegate approval of transactions for the purposes of Rule 16b-3 of the Exchange Act only to a subcommittee of no less than two Compensation Committee members. Additionally, the Compensation Committee may delegate authority with respect to equity-based plans to members of the executive leadership team, except that no authority may be delegated with respect to any equity-based awards to directors and officers subject to reporting under section 16 of the Exchange Act.

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each Board committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, either of which do not have a formal diversity policy, consider diversity in a broad sense when evaluating Board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound business judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee does not have a formal policy that addresses director candidates recommended by stockholders because the Board of Directors believes that its current director solicitation processes and stockholder engagement are sufficient to incorporate stockholder involvement without a formal policy. Additionally, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process and criteria for considering such recommendations are no different than its process and criteria for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our officers, employees, and directors, including our CEO and Chief Financial Officer (“CFO”). Our Code of Business Conduct and Ethics is available on our website at ir.schwazze.com/governance/documents. We will provide a copy of our Code of Business Conduct and Ethics to any person without charge upon request to: Medicine Man Technologies, Inc., 865 N. Albion Street, Suite 300, Denver, Colorado 80220 Attention: Corporate Secretary.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our CEO and CFO by posting such information at the investor relations site on our website at ir.schwazze.com.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to:

Justin Dye, Chairman of the Board of Directors

Medicine Man Technologies, Inc.

865 N. Albion Street,

Suite 300

Denver, Colorado 80220

The Company has adopted a whistle-blower policy that allows employees to anonymously report concerns regarding the Company and its operations. The policy is intended to cover serious concerns that could materially impact the Company, including concerns surrounding incorrect financial reporting, unlawful conduct, actions inconsistent with the Company’s Code of Business Conduct and Ethics, and other matters that amount to serious improper conduct. Pursuant to the policy, any full time or part time employee of the Company or its affiliated workplaces may report any such conduct and/or concerns via email, phone, fax, or the internet to a third-party retained by the Company to monitor, assess, and report on issues communicated in accordance with the policy. Employees of the Company or its affiliated workplaces my contact the Anonymous Reporting Hotline at (833) 214-2472 or by visiting https://www.lighthouse-services.com/schwazze.

Our Audit Committee has also adopted a whistle-blower policy to allow employees, stockholders and other interested persons to communicate directly with our Audit Committee, including reporting complaints relating to accounting, internal accounting controls, or auditing matters. Communications should be addressed to:

Mr. Jonathan Berger, Chairperson of the Audit Committee

Medicine Man Technologies, Inc.

865 N. Albion Street,

Suite 300

Denver, Colorado 80220

Any communications may be made on an anonymous or confidential basis but should contain sufficiently specific information to permit the Audit Committee or Board to pursue the matter.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of such reports filed during 2023 and or written representations from the reporting persons, we believe that, during our fiscal year ended December 31, 2023, and to date in our fiscal year ended December 31, 2023, there were untimely filings of a Form 3, 4 and/or 5 by the Company’s Section 16(a) filers as follows: (i) Christine Jones filed a late Form 3 on March 21, 2023; (ii) Nirup Krishnamurthy filed a late Form 4 on April 25, 2023; (iii) Jeff Garwood, Jeffrey Cozad, and Marc Rubin filed a late Form 4 on September 6, 2023; (iv) Paul Montalbano, Pratap Mukharji, Bradley Stewart, Marc Rubin, Jonathan Berger, Jeff Garwood and Jeffrey Cozad filed a late Form 4 on October 5, 2023; (v) Justin Dye filed a late Form 4 on October 6, 2023; (vi) Salim Wahdan filed a late Form 4 on October 10, 2023; (vii) Paul Montalbano, Pratap Mukharji, Bradley Stewart, Marc Rubin, Jonathan Berger, Jeff Garwood, Kathy Vrabeck, and Jeffrey Cozad filed a late Form 4 on January 4, 2024; (viii) Nirup Krishnamurthy filed a late Form 4 on January 8, 2024; (ix) Christine Jones filed a late Form 4 on January 12, 2024; (x) Forrest Hoffmaster  and Nirup Krishnamurthy filed a late Form 4 on January 16, 2024; (xi) Daniel Pabon and Justin Dye filed a late Form 4 on February 15, 2024; and (xii) Christine Jones, Forrest Hoffmaster, and Nirup Krishnamurthy filed a late Form 4 on February 16, 2024.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 with management.

The Audit Committee discussed with the independent auditors the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (PCAOB), including Auditing Standard 1301 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees).

Our independent auditors provided to the Audit Committee the written communications required by applicable standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independent auditors’ independence with management and the auditors.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board (and our Board approved) that our audited financial statements for the year ended December 31, 2023 be included in the Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

The Audit Committee currently consists of Jonathan Berger, Pratap Mukharji, Marc Rubin, and Kathy Vrabeck. Mr. Berger is an Audit Committee financial expert, and the Board has determined that each of Messrs. Berger, Mukharji, Rubin, and Ms. Vrabeck are independent within the meaning of the Nasdaq Listing Rules and the OTCQX Rules for U.S. Companies.

By the members of the Audit Committee:
Jonathan Berger, Chair
Pratap Mukharji Marc Rubin Kathy Vrabeck

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

EXECUTIVE OFFICERS

Set forth below are the Company’s Executive Officers, together with an overview of their positions and professional experience.

Forrest Hoffmaster, 56, was named Interim CEO of the Company on February 23, 2024, following the resignation of Nirup Krishnamurthy as CEO on February 20, 2024.  Additionally, Mr. Hoffmaster serves as the Company’s CFO, a position he has held since joining the Company in January 2023. Mr. Hoffmaster was the CEO and President of New Seasons Market from January 2019 to April 2021, leading New Seasons Market through a successful turnaround, exit, and post-sale integration. Mr. Hoffmaster joined New Seasons Market as CFO in August 2016, and in 2018 he served as interim Co-President prior to becoming the CEO of New Seasons Market. Prior to New Seasons Market, Mr. Hoffmaster worked at Whole Foods from 2002-2016, where he was most recently the Global Executive Coordinator of Finance. Prior to serving as Executive Coordinator of Finance at Whole Foods Market, Mr. Hoffmaster served as Financial Manager at HEB Grocery from 2000 to 2002. Mr. Hoffmaster began his career as a CPA with Aurther Andersen focusing on SEC and GAAP compliance and reporting. Mr. Hoffmaster received a Bachelor of Business Administration in Accounting from the University of Houston in 1993.

Daniel Pabon, 46, was named Chief Policy and Regulatory Affairs Officer of the Company in February 2023. Prior to this appointment, Mr. Pabon served as the Company’s General Counsel and Chief Government Affairs Officer since August 2019. Mr. Pabon also currently serves as a member of the Executive Committee of the United States Cannabis Council. Prior to joining the Company, Mr. Pabon served as Vice President of Sewald Hanfling Public Affairs, a government affairs firm, from 2018 and 2019. Before that, he was in private law practice. In addition, Mr. Pabon served eight years in the State of Colorado Legislature as a State Representative from 2011 to 2019 where he held numerous leadership positions, including Deputy Whip, Assistant Majority Leader, Speaker Pro Tempore, and Chair of the Finance Committee. During his tenure in the Colorado Legislature, Mr. Pabon assisted with the design and development of Colorado’s cannabis legal and regulatory model. Additionally, he also served on the Obama-Biden Presidential Transition Team. Over his career, Mr. Pabon has acquired extensive experience in regulatory compliance, legal department management, litigation, cannabis regulation, and governance and government affairs issues. He has consulted with and advised state and local governments as well as private businesses all over the world on how to implement cannabis regulations, both medical and recreational. Mr. Pabon served as a member of the City of Denver Marijuana Licensing Working Group, and he was a volunteer with the Covid-19 Eviction Defense Project. Mr. Pabon previously served as an adjunct professor of business law at the Community College of Denver. Mr. Pabon received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado at Boulder and his Juris Doctor from the University of Colorado School of Law. Mr. Pabon is also a graduate of the Harvard Kennedy School for Executive Education.

Christine Jones, 59, was appointed as Chief Legal Officer and Corporate Secretary of the Company in February 2023. Ms. Jones has more than 25 years of experience as corporate counsel to several prominent companies, and an extensive background in providing tactical and strategic advice to executive management and board of directors. Prior to joining Schwazze, Ms. Jones served as the SVP, Legal and Corporate Secretary of Long Play, Inc (“Long Play”) and its affiliated companies for seven years where she managed all of the company’s legal affairs, including regulatory compliance, securities, licensing, litigation, employment, mergers and acquisitions, real estate, risk management and intellectual property. Prior to joining Long Play, Ms. Jones delivered general counsel services to domestic and global companies varying in size. She served as the General Counsel of Jeppesen, which provides aeronautical navigational information, operations planning tools, flight planning products, and software. Among her achievements at Jeppesen, Ms. Jones was instrumental in settling several high-profile product liability cases and selling the company to Boeing for $1.5 billion. Ms. Jones also served as Vice President and Assistant General Counsel to TTech Holding and Vice President and Assistant General Counsel of Archstone-Smith where she managed the company’s litigation and employment. She received a Bachelor of Arts from the University of Virginia and a Juris Doctor from Washington College of Law at American University.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

								Nonequity
					Stock		Option	Incentive Plan	All Other
			Salary	Bonus	Awards		Awards	Compensation	Compensation		Total
Name and principal position		Year	($)	($) (5)	($) (6)		($) (7)	($) (8)	($) (9)		($)
Justin Dye,	(1)	2023	148,077	—	178,333	(11)	—	—	—		326,399
Chief Executive Officer		2022	350,000	—	—		—	—	886		350,886
		2021	350,002	—	—		—	115,990	—		465,992
Nirup Krishnamurthy,	(2)	2023	413,269	100,000	1,885,500		813,749	—	8,244		3,220,762
Chief Executive Officer		2022	305,096	—	—		177,200	—	886		483,182
		2021	301,385	—	—		—	99,533	—		400,918
Daniel Pabon,	(3)	2023	250,000	30,000	62,500		62,498	—	13,039	(10)	418,037
Chief Policy & Regulatory Affairs Officer		2022	250,000	30,000	—		—	—	3,964	(10)	283,964
		2021	268,695	—	—		—	84,372	—		353,067
Forrest Hoffmaster	(4)	2023	289,615	30,000	75,000		792,336	—	7,914		1,194,865
Chief Financial Officer		2022	—	—	—		—	—	—		—
		2021	—	—	—		—	—	—		—

1)	Mr. Dye resigned as the Company's CEO and Executive Chairman of the Board in May 2023, but remains the Company's Chairman of the Board. Prior to his resignation, Mr. Dye was named CEO and Executive Chairman of the Company in December 2019. Prior to this appointment, Mr. Dye served as the Company's Chairman since June 2019
2)	In May 2023, Mr. Krishnamurthy was named CEO of the Company. Mr. Krishnamurthy resigned as CEO and as a director effective February 2024. Prior to his appointment as CEO, Mr. Krishnamurthy was named President of the Company in October 2022. Prior to this appointment, Mr. Krishnamurthy served as the Company's Chief Operating Officer from September 2020 until October 2022.
3)	Mr. Pabon was named Chief Policy and Regulatory Affairs Officer in February 2023. Prior to such appointment, Mr. Pabon previously served as the Company's General Counsel and Chief Government Affairs Officer since August 2019.
4)	Mr. Hoffmaster was named Interim CEO in February 2024. Prior to this appointment, Mr. Hoffmaster was named CFO of the Company in January 2023, a role in which he is still serving.
5)	The amounts in the ‘Bonus’ column reflect discretionary, one-time cash bonuses for 2023.
6)	The amounts in the ‘Stock Awards’ column reflect the aggregate grant date fair value of stock granted during 2023, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer. Assumptions used in the calculation of the aggregated grant date fair value for stock are included in Note 2 Accounting Policies and Estimates to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The terms of the Stocks are described under the Outstanding Equity Awards at Fiscal Year-End Table.
7)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during 2023, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer. Assumptions used in the calculation of the aggregated grant date fair value for these options are included in Note 2 Accounting Policies and Estimates to our audited financial statements, included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The terms of the options are described under the Outstanding Equity Awards at Fiscal Year-End Table below.
8)	The amounts in the “Nonequity Incentive Plan Compensation” column, represents cash payments made to the named executive officers in 2022 after achieving performance goals set for 2021 under the Company’s unwritten cash bonus plan. No payments were paid pursuant to this plan during 2022 nor were there payments made in 2023. The plan was terminated in 2023. The Company’s unwritten cash bonus plan is described below.
9)	The amounts in the "All Other Compensation" column reflect life insurance premiums paid by the Company for benefit of each NEO in 2023.
10)	The amount in the “All Other Compensation” column includes Company contribution to the Schwazze 401(K) Plan.
11)	For Services as Chairman of the Board, the Company paid Mr. Dye Stock awards calculated based on (i) 130,801 shares of Common Stock at a price of $0.790 and (ii) 123,153 shares of Common Stock at a price of $0.609.

Outstanding Equity Awards at Fiscal-Year End

The following table discloses information regarding outstanding option equity awards as of December 31, 2023 for each of our named executive officers.

	Option Awards					Stock Awards

	Number of	Number of					Equity Incentive
	Securities	Securities				Equity Incentive	Plan Awards:
	Underlying	Underlying		Option		Plan Awards:	Market value
	Unexercised	Unexercised		Exercise	Option	Number of unearned	of unearned
	(#)	Options (#)		Price	Expiration	units that	units that have
Name	Exercisable	Unexercisable		($)	Date	have not vested (#)	not vested ($)
Justin Dye	2,000,000	—	(1)	1.26	12/15/2029
Nirup Krishnamurthy (17)	300,000	—	(2)	1.26	6/5/2029
	300,000	—	(3)	1.26	3/5/2030
	300,000	100,000	(4)	1.26	12/15/2030
	50,000	150,000	(5)	1.24	10/12/2032
	—	800,000	(6)	1.04	5/24/2033	1,200,000	$1,236,000	(13)
	—	335,123	(7)	1.03	5/3/2033	230,583	$237,500	(14)
Daniel Pabon	550,000	—	(8)	1.26	8/12/2029
	75,000	25,000	(9)	1.26	3/27/2030
	—	88,214	(10)	1.03	5/3/2033	60,680	$62,500	(15)
Forrest Hoffmaster	—	700,000	(11)	1.47	1/4/2033
	—	105,587	(12)	1.03	5/3/2033	72,816	$75,000	(16)

(1)	Mr. Dye’s options fully vested on May 27, 2023.
(2)	Mr. Krishnamurthy's options fully vested on June 4, 2021.
(3)	Mr. Krishnamurthy’s options fully vested on June 4, 2023.
(4)	Mr. Krishnamurthy’s options vest in four equal installments beginning on December 15, 2021 and on the following three anniversaries thereafter.
(5)	Mr. Krishnamurthy’s options vest in four equal installments beginning on October 12, 2023 and on the following three anniversaries thereafter.
(6)	Mr. Krishnamurthy’s options vest in four equal installments beginning on May 24, 2024 and on the following three anniversaries thereafter.
(7)	Mr. Krishnamurthy’s options vest in four equal installments beginning on May 3, 2024 and on the following three anniversaries thereafter.
(8)	Mr. Pabon’s options fully vested on September 2, 2023.
(9)	Mr. Pabon’s options vest in four equal installments beginning on March 27, 2021 and on the following three anniversaries thereafter.
(10)	Mr. Pabon’s options vest in four equal installments beginning on May 3, 2024 and on the following three anniversaries thereafter.
(11)	Mr. Hoffmaster's options vest in four equal installments beginning on January 4, 2024 and on the following three anniversaries thereafter.
(12)	Mr. Hoffmaster's options vest in four equal installments beginning on May 3, 2024 and on the following three anniversaries thereafter.
(13)	The RSUs vest in four equal installments beginning on the grant date May 24, 2023 and on the following three anniversaries thereafter.
(14)	The PSUs have a four-year performance period and to the extent earned will vest 100% on May 3, 2027, which is the fourth anniversary of the grant date. 57,646 shares vest automatically on May 3, 2024. And thereafter, the number of shares of Common Stock that will be earned at the end of each vesting period is subject to increase or decrease based on the results of the performance condition.
(15)	The PSUs have a four-year performance period and to the extent earned, will vest 100% on May 3, 2027, which is the fourth anniversary of the grant date. 15,170 shares vest automatically on May 3, 2024. And thereafter, the number of shares of Common Stock that will be earned at the end of each vesting period is subject to increase or decrease based on the results of the performance condition.
(16)	The PSUs have a four-year performance period and to the extent earned, will vest 100% on May 3, 2027, which is the fourth anniversary of the grant date. 18,204 shares vest automatically on May 3, 2024. And thereafter, the number of shares of Common Stock that will be earned at the end of each vesting period is subject to increase or decrease based on the results of the performance condition.
(17)	Mr. Krishnamurthy resigned as CEO and as a director effective February 20, 2024. The Options then vested and exercisable, 950,000, as described in footnotes 3-7, above, may be exercised until the expiration dates.

Employment Agreements

We have entered into employment agreements with each of our Principle Executive Officers (“PEOs”) and Non-Executive Officers (“NEOs”).

Employment Agreement with Justin Dye

We entered into an employment agreement with Mr. Dye effective December 5, 2019, as amended on June 14, 2021 (the “Dye Employment Agreement”). The initial term of the Dye Employment Agreement was for one year, after which the agreement automatically-renewed for successive one-year terms unless either party provided at least 30 days’ notice prior to the expiration of the applicable term of its intention not to renew the Dye Employment Agreement. The Dye Employment Agreement entitled Mr. Dye to the following compensation: (i) an annual base salary of $350,000, subject to periodic discretionary increases; and (ii) an option to purchase 2,000,000 shares of Company Common Stock (upon entering into the original employment agreement), which vests in equal annual installments over four years.  Mr. Dye was entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability and vacation plans. The Dye Employment Agreement was terminated on May 27, 2023, in connection with Mr. Dye’s resignation as CEO of the Company as further described below.

Effective May 27, 2023, The Company entered into an agreement with Mr. Dye (the “Chair Agreement”), under the terms of which Mr. Dye resigned as the Company’s CEO and modified his role from Executive Chairman to Chairman of the Board. The Chair Agreement is in effect until Mr. Dye’s voluntary resignation or Mr. Dye’s removal as Chairman of the Board consistent with the Company’s Bylaws. The Chair Agreement effectively terminates the Dye Employment Agreement. The Chair Agreement provides that if Mr. Dye is removed as Chairman prior to the first anniversary of the effective date of the Agreement other than for cause, the Company shall pay Mr. Dye a cash amount equal to $350,000. Pursuant to the Chair Agreement, Mr. Dye is entitled to the following compensation: (i) an amount equal to $300,000 per annum, payable, at the election of Mr. Dye, in cash, Company stock, restricted stock units or stock options; (ii) the immediate vesting and ability to exercise the remaining shares of Common Stock subject to the option referenced in the Dye Employment Agreement. Additionally, under the Chair Agreement, Mr. Dye is entitled to received severance benefits upon termination of employment as Chairman as more fully described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Daniel Pabon

We entered into an employment agreement with Mr. Pabon effective August 12, 2019, as amended on June 14, 2021 (the “Pabon Employment Agreement”). The term of the Pabon Employment Agreement is continuous until terminated. Under the Pabon Employment Agreement, Mr. Pabon is entitled to compensation as follows: (i) an annual base salary of $250,000 and (ii) an option to purchase 550,000 shares of Company Common Stock (upon entering into the original employment agreement), which vests in equal annual installments over four years, and (iii) bonus eligibility under the Company’s unwritten cash bonus plan. Mr. Pabon is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability, and vacation plans. Mr. Pabon is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Forrest Hoffmaster

The Company entered into an employment agreement with Mr. Hoffmaster effective January 16, 2023, as amended on November 20, 2023 (the “Hoffmaster Employment Agreement”). The term of the Hoffmaster Employment Agreement is continuous until terminated. Under the Hoffmaster Employment Agreement, Mr. Hoffmaster is entitled to compensation as follows: (i) an annual base salary of $360,000 (increased from $300,000 on November 20, 2023), (ii) a lump sum payment of $30,000, (iii) an option to purchase 700,000 shares of Company Common Stock (upon entering into the original employment agreement), which vests in equal annual installments over four years, and (iv) bonus eligibility under the Company’s bonus plan. Mr. Hoffmaster is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability, and vacation plans. Mr. Hoffmaster is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

On February 21, 2024, the Company entered into an Amended and Restated Employment Agreement with Mr. Hoffmaster (the “Hoffmaster Amended and Restated Employment Agreement”), under the terms of which Mr. Hoffmaster agreed to be employed by the Company as the Company’s Interim CEO. Pursuant to the Hoffmaster Amended and Restated Employment Agreement, Mr. Hoffmaster is entitled to compensation as follows: (i) an annual base salary of $400,000, (ii) a lump sum cash bonus in the amount of $240,000 if Mr. Hoffmaster meets certain Board prescribed performance targets by August 21, 2024, and (iii) bonus eligibility under the Company’s LTIP. Mr. Hoffmaster is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability, and vacation plans. Mr. Hoffmaster is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Christine Jones

The Company entered into an employment agreement with Ms. Jones effective February 13, 2023, as amended on November 20, 2023 (as amended, the “Jones Employment Agreement”). The term of the Jones Employment Agreement is continuous until terminated. Under the Jones Employment Agreement, Ms. Jones is entitled to compensation as follows: (i) an annual base salary of $260,000 (increased from $225,000 on November 20, 2023), (iii) an option to purchase 300,000 shares of Company Common Stock (upon entering into the original employment agreement), which vests in equal annual installments over four years, and (iv) bonus eligibility under the Company’s bonus plan. Ms. Jones is entitled to receive benefits paid to similarly situated employees, which include participation in retirement, health, disability, and vacation plans. Ms. Jones is entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

Employment Agreement with Nirup Krishnamurthy

We entered into an employment agreement with Mr. Krishnamurthy effective March 1, 2020, as amended on June 14, 2021, and October 12, 2022 (the “Original Krishnamurthy Employment Agreement”). The term of the Original Krishnamurthy Employment Agreement was continuous until terminated in accordance with the terms of the Original Krishnamurthy Employment Agreement. Under the Original Krishnamurthy Employment Agreement, Mr. Krishnamurthy was entitled to compensation as follows: (i) an annual base salary of $325,000, (increased from $300,000 on October 12, 2022), subject to periodic discretionary increases, (ii) two options to purchase 300,000 shares of Company Common Stock (upon entering into the original employment agreement), with each grant vesting sequentially in equal two year installments for an aggregate vesting period four years in the aggregate across both grants, (iii) an option to purchase 400,000 shares of Company Common Stock, which vests in equal installments over four years, (iv) 200,000 shares of Company Common Stock (upon entering into the second amendment to the Original Krishnamurthy Employment Agreement), which vests in equal installments over four years, and (v) bonus eligibility under the Company’s unwritten cash bonus plan. Mr. Krishnamurthy was entitled to receive benefits paid to similarly situated employees, which included participation in retirement, health, disability, and vacation plans. Mr. Krishnamurthy was entitled to receive severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control.”

On May 24, 2023, the Company entered into an Amended and Restated Employment Agreement with Mr. Krishnamurthy (the “Krishnamurthy Amended and Restated Employment Agreement”), which amended and restated the Original

Krishnamurthy Employment Agreement. Under the Krishnamurthy Amended and Restated Employment Agreement, Mr. Krishnamurthy was promoted to the position of Company CEO and became entitled to the following compensation: (i) an annual base salary of $475,000, subject to periodic discretionary increases, (ii) a lump sum cash signing bonus of $100,000 upon execution of the Krishnamurthy Amended and Restated Employment Agreement, (iii) an option to purchase 800,000 shares of Company Common Stock (the “Option”), which vests in equal annual installments over four years, (iv) 1,600,000 Restricted Stock Units (“RSUs”), which vests in equal installments over three years with the first tranche vesting on the effective date of the Krishnamurthy Amended and Restated Employment Agreement, and (v) bonus eligibility under the Company’s short term and long terms incentive plans. The Krishnamurthy Amended and Restated Employment Agreement further provides that Mr. Krishnamurthy is entitled to receive (i) severance benefits upon termination of employment as described below under “Potential Payments upon Termination or Change in Control” and (ii) upon termination of employment without cause or for good reason, immediate vesting of any outstanding and held stock options or restricted shares.

On February 20, 2024, the Company entered into a Separation Agreement and Release with Mr. Krishnamurthy (the “Krishnamurthy Separation Agreement and Release”), under the terms of which Mr. Krishnamurthy voluntarily resigned his employment with the Company and his role as a director on the Board.  Pursuant to the Krishnamurthy Separation Agreement and Release, Mr. Krishnamurthy unilaterally terminated the Krishnamurthy Amended and Restated Agreement. As part of the separation, the Company agreed to provide Mr. Krishnamurthy with the following compensation: (i) 8 months of base gross salary in the amount of $316,667, (ii) reimbursement of reasonable costs incurred for long-term disability insurance, life insurance, and health benefits for 8 months, and (iii) all vested equity held by Mr. Krishnamurthy as of the date of the Krishnamurthy Separation Agreement and Release.

Potential Payments upon Termination or Change in Control

Each of the Company’s employment agreements with its NEOs provide for payments and benefits in the event of termination of employment in certain circumstances and upon a Change in Control (as defined therein). Under the employment agreements, each NEO is entitled to severance as follows if he or she is terminated without Cause (as defined therein): (i) 12 months gross salary payable in accordance with the normal payroll practice of the Company as if such NEO was employed by the Company during this time, (ii) any earned but unpaid bonuses, (iii) the number of shares of Company Common Stock that would have vested through the next anniversary of the effective date of the employment agreement, and (iv) reimbursement for Company-sponsored benefits under the employment agreement for one year after termination. Upon a Change in Control, the employment agreements provide for 100% acceleration and vesting of the options granted thereunder.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the number of securities to be issued upon exercise of outstanding options, warrants, and rights as of April 22, 2024.

Number of
securities
remaining
available for
	Number of		future issuance
	securities to be	Weighted-	under the
	issued upon	average exercise	equity
	exercise of	prices of	compensation
	outstanding	outstanding	plans (excluding
	options,	options,	securities
	warrants, and	warrants, and	reflected in
Plan Category	Rights	Rights	column (a))
	(a)	(b)
Equity compensation plans approved by security holders	12,540,122	$1.43	3,631,940

Equity compensation plans not approved by security holders	2,000,000	$1.49	—
Total	14,540,122		3,631,940

The Equity Plan is intended to promote the best interests of the Company and its stockholders by assisting the Company in the recruitment and retention of persons with ability and initiative and providing an incentive to such persons to contribute to the growth of the Company’s business. The Company is authorized to make awards of up to an aggregate of 18,500,000 shares of the Company’s Common Stock under the Equity Plan. The Company is authorized to make such awards of shares of Common Stock, shares of restricted stock, appreciation rights, deferred shares, performance shares, incentive stock options, and nonqualified stock options under the Equity Plan. Eligible persons under the Equity Plan include employees, directors, and consultants of the Company or any affiliate of the Company. Unless earlier terminated, the Equity Plan will terminate in 2027.

Effective May 3, 2023, the Company adopted and implemented the Medicine Man Technologies, Inc. 2023 Long-Term Incentive Plan (the “LTIP”), pursuant to which the Company awarded Incentive Stock Option (“ISO”) Awards and Performance Share Units (“PSUs”) to certain employees and management of the Company (the “LTIP Awards”). The LTIP Awards will vest over four years, with the ISO Awards vesting on each anniversary of the grant date and the PSU Awards to vest over four years on each anniversary of the grant date subject to satisfaction or completion of performance criteria set annually by the Board. The first installment of PSUs included in the LTIP Awards assumed that the  performance criteria was met for the 2023 fiscal year, and 25% of the PSUs awarded in the LTIP Awards will vest on May 3, 2024.

Under two separate Securities Purchase Agreements the Company has entered into with Dye Cann II and CRW, respectively, for as long as Dye Cann II or CRW, as the case may be, holds any shares of Series A Preferred Stock, the Company may not have issued an outstanding awards under any equity incentive plan for the issuance of shares of Common Stock representing more than 12% of the then-issued and outstanding shares of Common Stock (calculated on an as-converted, fully-diluted basis, excluding warrants) in the aggregate.

In addition, the Company granted an option award outside of the Equity Plan to one of its former officers to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $1.49 per share. The option award is fully vested and expires September 9, 2024.

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following table and related disclosures.

	Mr. Dye	Mr. Krishnamurthy	Mr. Dye	Mr. Krishnamurthy	Avg Summary	Avg Comp	Total Shareholder
	Summary	Summary	Comp	Comp	Comp Table	actually paid	Return (based on
	Comp Table	Comp Table	actually paid	actually paid	Total for Non-	to non-PEO	initial fixed value	Net Income
	Total for PEO	Total for PEO	to PEO	to PEO	PEO NEOs	NEOs	of $100)	(Loss)
Year	($) (1)	($) (2)	($) (1) (3) (4)	($) (2) (3) (4)	($) (1)	($) (1) (3) (4)	($) (5)	($)
2023	326,410	3,220,762	(42,923)	2,383,991	806,451	612,721	40.94	(34,549,344)
2022	350,886	(6)	(641,614)	(6)	383,573	(39,008)	95.03	(18,467,615)
2021	465,992	(6)	(574,998)	(6)	376,993	(234,879)	121.48	14,519,130

(1)	Mr. Dye was the PEO and Mr. Krishnamurthy and Mr. Pabon were the non-PEO NEOs for 2021 and 2022. Mr. Dye was the PEO from January 1, 2023 to May 24, 2023 and Mr. Krishnamurthy, Mr. Hoffmaster, and Mr. Pabon were the non-PEO NEOs. Mr. Dye resigned as CEO on May 24, 2023 and Mr. Krishnamurthy was named CEO on May 24, 2023. Amounts in this column represent the total compensation paid to our PEO in each listed fiscal year as shown in our Summary Compensation Table or, for our NEOs other than our PEO, the average amount of the total compensation paid to our NEOs as shown in the "Total" column of our Summary Compensation Table for the applicable fiscal year.
(2)	Mr. Krishnamurthy was the PEO and Mr. Hoffmaster and Mr. Pabon were the non-PEO NEOs from May 24, 2023 to December 31, 2023. Mr. Dye resigned as CEO on May 24, 2023 and Mr. Krishnamurthy was named CEO on May 24, 2023. Amounts in this column represent the total compensation paid to our PEO in each listed fiscal year as shown in our Summary Compensation Table or, for our NEOs other than our PEO, the average amount of the total compensation paid to our NEOs as shown in the "Total" column of our Summary Compensation Table for the applicable fiscal year.

(3)	Compensation actually paid represents the "Total" compensation reported in the Summary Compensation Table for the applicable fiscal year adjusted for changes in fair value of option awards and stock awards. Amounts are calculated in accordance with Item 402(v) and do not reflect actual amounts of compensation paid to the PEO and other non-PEO NEOs. See table below for detail of amounts deducted and added to the Summary Compensation Table figure to calculate compensation actually paid.
(4)	In calculating Compensation Actually Paid, we determined the fair value of outstanding, vested and forfeited stock, options, RSUs, and PSUs (the “Equity Awards) in the applicable year in accordance with SEC rules for Compensation actually paid and computed in a manner consistent with the ASC 718 fair valuation methodology used to account for stock-based payments for financial accounting purposes consistent with GAAP. Stock options are valued using a Black Scholes model as at the relevant measurement date, using assumptions consistent with those used for the grant date for fair value purposes.

	2023			2022		2021
	Mr. Krishnamurthy PEO ($)	Mr. Dye PEO ($)	Average of non-PEO NEOs ($)	PEO ($)	Average of non-PEO NEOs ($)	PEO ($)	Average of non-PEO NEOs ($)
Total Compensation as reported on Summary Compensation Table	3,220,762	326,410	806,451	350,886	383,573	465,992	376,993
(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year	(2,699,249)	(178,333)	(496,167)	-	(88,600)	(115,990)	(91,953)
Plus Fair Value at year end of outstanding and unvested Stock Option and Stock Awards in granted fiscal year	2,088,053		314,125		138,300	-	-
Plus Fair Value at vesting of Stock Options and Stock Awards granted in fiscal year that vested during the fiscal year	471,375		17,188		-	-	-
Plus/(Minus) Change in Fair Value at fiscal year-end of Outstanding and unvested Stock Options and Stock Awards granted in prior fiscal years	(199,200)	-	(9,950)	(180,000)	(89,750)	264,000	(117,088)
Plus/(Minus) Change in Fair Value as of vesting date of outstanding of Stock Option and Stock Awards granted in prior years for which applicable vesting conditions were satisfied during the fiscal year	(497,750)	(191,000)	(18,925)	(812,500)	(382,531)	(1,189,000)	(402,831)
Compensation Actually Paid	2,383,991	(42,923)	612,722	(641,614)	(39,008)	(574,998)	(234,879)

(5)	Total Shareholder Return is calculated assuming a fixed investment of $100 measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year presented.
(6)	Mr. Krishnamurthy's compensation for fiscal year 2021 and fiscal year 2022 is included in the average NEO compensation amount since he was an NEO during these years but did not serve as PEO for any portion of 2021 or 2022.

The following graphs present the relationship between the PEO and average non-PEO NEO’s compensation to the Company’s total shareholder return and net income.

CAP vs. TSR
$ 2,500,000
$ 2,000,000
$ 1,500,000
$ 1,000,000
$ 500,000
$ 0
-$ 500,000
-$ 1,000,000
CAP
$ 140.00
$ 120.00
$ 100.00
$ 80.00
$ 60.00
$ 40.00
$ 20.00
$ 0.00
TSR (Indexed to $100)
$ 121.48
$ 95.03
$ 40.94
$ 2,383,991
$ 612,721
- 574,998
-$ 234,879
- 641,614
-$ 39,008
##.###
##.###
##.###
CAP for PEO - Mr. Dye
CAP for PEO - Mr. Krishnamurthy
Avg CAP for Non-PEO NEOs
SHWZ TSR (Indexed to $100)

CAP vs. Net Income
$ 2,500,000
$ 2,000,000
$ 1,500,000
$ 1,000,000
$ 500,000
$ 0
-$ 500,000
-$ 1,000,000
CAP
$ 20.0
$ 10.0
$ 0.0
-$ 10.0
-$ 20.0
-$ 30.0
-$ 40.0
Net Income ($ in Millions)
14,519,130
- 18,467,615
- 34,549,344
2383991
806,451
- 574,998
- 234,879
- 641,614
- 39,008
- 42,923
##.###
##.###
##.###
CAP for PEO - Mr. Dye
CAP for PEO - Mr. Krishnamurthy
Avg CAP for Non-PEO NEOs
SHWZ Net Income

Director Compensation Policy

The Board has adopted the following director compensation policy: (i) non-executive directors not employed by the Company outside of his or her capacity as a director receive annual compensation of $70,000 payable in shares of Company Common Stock and $35,000 payable in cash or shares of Company Common Stock at the election of the recipient; (ii) the chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receives annual compensation of $12,000, $8,000, and $5,000, respectively, payable in shares of Company Common Stock; and (iii) the Lead Independent Director receives annual compensation of $100,000 payable in shares of Company Common Stock. Directors who are appointed mid-term to fill vacancies receive pro-rata compensation for the time served during his or her partial term. The Company does not compensate its executive officers and individuals who are otherwise employed by the Company for service on the Board.

The Company paid its directors in accordance with the above policy for the year ended December 31, 2023.

Director Compensation Table

The following provides compensation information for the year ended December 31, 2023 for our non-executive directors.

	Fees Earned
	or Paid in	Stock		Option	All Other
	Cash	Awards		Awards	Compensation	Total
Name	($)	($)		($)	($)	($)
Justin Dye (1)	—	178,333	(2)	—	—	178,333
Jonathan Berger	—	151,561	(3)	—	—	151,561
Jeffrey Cozad	—	107,060	(4)	—	—	107,060
Jeffrey Garwood (5)	8,750	79,231	(6)	—	—	87,981
Paul Montalbano	—	105,000	(7)	—	—	105,000
Pratap Mukharji	—	105,000	(7)	—	—	105,000
Marc Rubin	—	123,699	(8)	—	—	123,699
Bradley Stewart	—	84,277	(9)	—	—	84,277
Kathy Vrabeck (10)	—	17,019	(11)	—	—	17,019

(1)	Mr. Dye resigned as CEO and executive chairman but, as of May 2023, remained the Company's Chairman of the Board.
(2)	Stock awards for service as Chairman of the Board were calculated based on (i) 130,801 shares of Common Stock at a price of $0.790; and (ii) 123,153 shares of Common Stock at a price of $0.609.
(3)	Stock awards for services as director, Lead Independent Director and Audit Committee Chair were calculated based on (i) 50,971 shares of Common Stock at a price of $1.03; (ii) 12,136 shares of Common Stock at a price of $1.03; (iii) 40,900 shares of Common Stock at a price of $0.790; and (iv) 89,080 shares of Common Stock at a price of $0.609.
(4)	Stock awards for services as a director and chair of the Nominating and Corporate Governance Committee was calculated based on (i) 50,971 shares of Common Stock at a price of $1.03; (ii) 33,228 shares of Common Stock at a price of $0.790; and (iii) 43,103 shares of Common Stock at a price of $0.609.
(5)	Mr. Garwood resigned as director effective November 2, 2023.
(6)	Stock awards for services as a director were calculated based on (i) 50,971 shares of Common Stock at a price of $1.03; (ii) 22,152 shares of Common Stock at a price of $0.790; and (iii) 15,158 shares of Common Stock at a price of $0.609.
(7)	Stock awards for services as a director were calculated based on (i) 50,971 shares of Common Stock at a price of $1.03; (ii) 22,152 shares of Common Stock at a price of $0.790; and (iii) 43,103 shares of Common Stock at a price of $0.609.
(8)	Stock awards for services as a director were calculated based on (i) 69,125 shares of Common Stock at a price of $1.03, a pro rata portion of annual director compensation for service as a director for a portion of 2022, which was issued to Mr. Rubin in 2023; (ii) 33,228 shares of Common Stock at a price of $0.790; and (iii) 43,103 shares of Common Stock at a price of $0.609.
(9)	Stock awards for services as a director and Chair of the Compensation Committee were calculated based on (i) 27,650 shares of Common Stock at a price of $1.03; (ii) 34,870 shares of Common Stock at a price of $0.790; and (iii) 46,388 shares of Common Stock at a price of $0.609.
(10)	Ms. Vrabeck was appointed as director effective November 2, 2023.
(11)	Stock awards for services as a director were calculated based on 27,946 shares of Common Stock at a price of $0.609.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Transactions with Justin Dye and Entities Affiliated with Justin Dye

The Company has participated in several transactions involving Dye Capital, Dye Capital Cann Holdings, LLC (“Dye Cann I”), Dye Capital Cann Holdings II, LLC (“Dye Cann II”), and Dye Capital LLLP (“Dye LLLP”). Justin Dye, the Company’s former CEO, current Chairman of the Board, and one of the largest beneficial owners of Common Stock and Preferred Stock, controls Dye LLLP and Dye Capital, and Dye Capital controls Dye Cann I and Dye Cann II. Dye Cann I is the largest holder of the Company’s outstanding Common Stock. Dye Cann II is a significant holder of our Preferred Stock. Mr. Dye has sole voting and dispositive power over the securities held by Dye Capital, Dye Cann I, and Dye Cann II.

The Company entered into a Securities Purchase Agreement with Dye Cann I on June 5, 2019, (as amended, the “Dye Cann I SPA”) pursuant to which the Company agreed to sell to Dye Cann I up to between 8,187,500 and 10,687,500 shares of Common Stock in several tranches at $2.00 per share and warrants to purchase 100% of the number of shares of Common Stock sold at a purchase price of $3.50 per share. At the initial closing on June 5, 2019, the Company sold to Dye Cann I 1,500,000 shares of Common Stock and warrants to purchase 1,500,000 shares of Common Stock for gross proceeds of $3,000,000, and the Company has consummated subsequent closings for an aggregate of 9,287,500 shares of Common Stock and warrants to purchase 9,287,500 shares of Common Stock for aggregate gross proceeds of $18,575,000 to the Company. The Company and Dye Cann I entered into a first amendment to the Dye Cann I SPA on July 15, 2019, a second amendment to the Dye Cann I SPA on May 20, 2020, and a Consent, Waiver and Amendment on December 16, 2020. At the time of the initial closing under the Dye Cann I SPA, Justin Dye became a director and the Company’s CEO.

The Company granted Dye Cann I certain demand and piggyback registration rights with respect to the shares of Common Stock sold under the Dye Cann I SPA and issuable upon exercise of the warrants sold under the Dye Cann I SPA. The Company also granted Dye Cann I the right to designate one or two individuals for election or appointment to the Company’s board of directors (the “Board”) and Board observer rights. Further, under the Dye Cann I SPA, until June 5, 2022, if the Company desires to pursue debt or equity financing, the Company must first give Dye Cann I an opportunity to provide a proposal to the Company with the terms upon which Dye Cann I would be willing to provide or secure such financing. If the Company does not accept Dye Cann I’s proposal, the Company may pursue such debt or equity financing from other sources but Dye Cann I has a right to participate in such financing to the extent required to enable Dye Cann I to maintain the percentage of Common Stock (on a fully-diluted basis) that it then owns, in the case of equity securities, or, in the case of debt, a pro rata portion of such debt based on the percentage of Common Stock (on a fully-diluted basis) that it then owns. The warrants granted to Dye Cann I pursuant to the Dye Cann I SPA expired during 2022 and 2023.

The Company entered into a Securities Purchase Agreement (as amended, the “Dye Cann II SPA”) with Dye Cann II on November 16, 2020, pursuant to which the Company agreed to sell to Dye Cann II shares of Preferred Stock in one or more tranches at a price of $1,000 per share. The Company and Dye Cann II entered into an amendment to the Dye Cann II SPA on December 16, 2020, a second amendment to the Dye Cann II SPA on February 3, 2021, and a third amendment to the Dye Cann II SPA on March 30, 2021. The Company issued and sold to Dye Cann II 7,700 shares of Preferred Stock on December 16, 2020, 1,450 shares of Preferred Stock on December 18, 2020, 1,300 shares of Series Preferred Stock on December 22, 2020, 3,100 shares of Preferred Stock on February 3, 2021, 1,300 shares of Preferred Stock on February 25, 2021, 2,500 shares of Preferred Stock on March 2, 2021 and 4,000 shares of Preferred Stock on March 30, 2021. As a result, the Company issued and sold an aggregate of 21,350 shares of Preferred Stock to Dye Cann II for aggregate gross proceeds of $21,350,000.

The Company granted Dye Cann II certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock under the Dye Cann II SPA. Further, the Company granted Dye Can II the right to designate one or more individuals for election or appointment to the Board and Board observer rights.

On December 16, 2020, the Company entered into a Secured Convertible Note Purchase Agreement with Dye Capital and issued and sold to Dye Capital a Convertible Note and Security Agreement in the principal amount of $5,000,000. On

February 26, 2021, Dye Capital elected to convert the $5,000,000 principal amount and the $60,250 of accrued but unpaid interest under the Convertible Promissory Note and Security Agreement under its terms and Dye Capital and the Company entered into a Conversion Notice and Agreement pursuant to which the Company issued 5,060 shares of Preferred Stock to Dye Capital and also paid Dye Capital $230.97 in cash in lieu of issuing any fractional shares of Series Preferred Stock upon conversion.

On May 27, 2023, the Company entered into an agreement with Mr. Dye to provide for the compensation of Mr. Dye as the Chairman of the Board (the “Chair Agreement”). The Chair Agreement provides that Mr. Dye will be entitled to annual compensation in the amount of $300,000, payable quarterly in accordance with the Company’s director compensation policy and schedule. Mr. Dye may, at his option, take payment in cash, Common Stock, or restricted stock units. The next payment is scheduled to occur on or around December 31, 2023. The Chair Agreement also contains a termination fee of $350,000, payable in cash, for which the Company will be liable in the event Mr. Dye is terminated as Chair of the Board other than for Cause (as defined in the Chair Agreement) on or before May 27, 2024. Pursuant to the Chair Agreement, the Company also accelerated the last vesting period of Mr. Dye’s outstanding stock option award granted in December 2019, and Mr. Dye has 2,000,000 stock option awards vested and outstanding as of September 30, 2023.

On June 13, 2023, Dye LLLP, an entity owned by Mr. Dye, indirectly provided a loan in the amount of approximately $2.3 million to Lakewood Wadsworth Partners, LLC (“Lakewood Landlord”) to acquire property in the Lakewood neighborhood of Denver, Colorado for the purpose of leasing such property to the Company. The Company is obligated to make monthly rental payments of $22,649 for the first five years of the lease term to Lakewood Landlord, and such rental payments will be used to pay down the loan. Rental payments pursuant to this lease commence in the third quarter of 2023.

The Company also acquires certain advertising and marketing services from Tella Digital, an on-premises digital experience solution, of which Mr. Dye is a partial owner and Chairman of the Board. For the years ended December 31, 2023 and 2022, the Company recorded expenses from Tella Digital of $503,342 and $382,622, respectively.

On March 29, 2024, the Company issued 91,463 shares of Common Stock valued at $75,000 to Mr. Dye for services as Chairman of the Board.

Transactions with Jeffrey Cozad and Entities Affiliated with Jeffrey Cozad

On February 26, 2021, the Company entered into a Securities Purchase Agreement (the “CRW SPA”) with CRW pursuant to which the Company issued and sold 25,350 shares of Series A Preferred Stock to CRW at a price of $1,000 per share for aggregate gross proceeds of $25,350,000. The transaction made CRW a beneficial owner of more than 5% of the Company’s Common Stock. The Company granted CRW certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock under the CRW SPA. On the same date, the Company entered into a letter agreement with CRW, granting CRW the right to designate one individual for election or appointment to the Board and Board observer rights. Under the letter agreement, for as long as CRW has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, CRW has a right to purchase its pro rata portion of such securities, based on the number of shares of Series A Preferred Stock beneficially held by CRW on the applicable date on an as-converted to Common Stock basis divided by the total number of shares of Common Stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for Common Stock at the time of determination). Further, under the letter agreement, the Company paid CRW a monitoring fee equal to $150,000 in monthly installments of $12,500. The Company paid CRW the final monitoring fee of $25,000 during 2022 and $0 monitoring fees during 2023. On March 14, 2021, the Board appointed Jeffrey A. Cozad as a director to fill a vacancy on the Board. Mr. Cozad is a co-manager and owns 50% of CRW, and he shares voting and disposition power over the shares of Series A Preferred Stock held by CRW with Mr. Rubin. Mr. Cozad and his family members indirectly own membership interests in CRW.

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Cozad Investments, LP pursuant to which the Company issued an Investor Note in the aggregate principal amount of $250,000 to Cozad Investments, LP for $245,000 in cash. The Investor Note bears interest at 13% per year payable quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Investor Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Cozad is the majority owner of Cozad Investments, LP, and a member of the Board.

On March 29, 2024, the Company issued 33,537 shares of Common Stock valued at $27,500 to Mr. Cozad as compensation for services on the Board and, for services as Chair of the Nominating and Corporate Governance Committee of the Board.

Transactions with Marc Rubin and Entities Affiliated with Marc Rubin

On February 26, 2021, the Company entered into the CRW SPA with CRW, of which Marc Rubin is a beneficial owner. Pursuant to the CRW SPA, the Company issued and sold 25,350 shares of Series A Preferred Stock to CRW at a price of $1,000 per share for aggregate gross proceeds of $25,350,000. The transaction made CRW a beneficial owner of more than 5% of the Company’s Common Stock. The Company granted CRW certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock under the CRW SPA. Effective February 4, 2022, the Company registered the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock on a Form S-3. Also on February 26, 2021, the Company entered into a letter agreement with CRW, granting CRW the right to designate one individual for election or appointment to the Board and Board observer rights. Under the letter agreement, for as long as CRW has the right to designate a Board member, if the Company, directly or indirectly, plans to issue, sell or grant any securities or options to purchase any of its securities, CRW has a right to purchase its pro rata portion of such securities, based on the number of shares of Series A Preferred Stock beneficially held by CRW on the applicable date on an as-converted-to-common-stock basis divided by the total number of shares of Common Stock outstanding on such date on an as-converted, fully-diluted basis (taking into account all outstanding securities of the Company regardless of whether the holders of such securities have the right to convert or exercise such securities for Common Stock at the time of determination). Further, under the letter agreement, the Company paid CRW, a monitoring fee equal to $150,000 in monthly installments of $12,500. The Company paid CRW the final monitoring fee of $25,000 during 2022 and $0 monitoring fees in 2023. Mr. Rubin is a co-manager and 50% owner of CRW, and he shares voting and disposition power over the shares of Series A Preferred Stock held by CRW with Mr. Cozad.

On December 7, 2021, the Company entered into a Securities Purchase Agreement with The Rubin Revocable Trust U/A/D 05/09/2011 (the “Rubin Revocable Trust”) pursuant to which the Company issued an Investor Note in the aggregate principal amount of $100,000 to the Rubin Revocable Trust for $98,000 in cash. The Investor Note bears interest at 13% per year payable quarterly commencing March 31, 2022 in cash for the amount equal to the amount payable on such date as if the Investor Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Rubin is the majority owner of the Rubin Revocable Trust and a member of the Board. In October 2022, the Board appointed Mr. Rubin as a director to fill a vacancy on the Board.

On March 29, 2024, the Company issued 32,012 shares of Common Stock valued at $26,250 to Mr. Rubin as compensation for service on the Board.

Transactions with Jonathan Berger

On March 29, 2024, the Company issued 66,159 shares of Common Stock valued at $54,250 to Mr. Berger as compensation for services on the Board and, for services as Lead Independent Director and Chair of the Audit Committee of the Board.

Transactions with Jeffrey Garwood

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Jeff Garwood pursuant to which the Company issued an Investor Note in the aggregate principal amount of $300,000 to Mr. Garwood for $294,000 in cash. The Investor Note bears interest at 13% per year paid quarterly commencing March 31, 2022 in cash for an amount equal to the amount payable on such date as if the Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Garwood is a member of the Board.

Transactions with Pratap Mukharji

On December 7, 2021, the Company entered into a Securities Purchase Agreement with Pratap Mukharji pursuant to which the Company issued an Investor Note in the aggregate principal amount of $200,000 to Mr. Mukharji for $196,000 in cash. The Investor Note bears interest at 13% per year paid quarterly commencing March 31, 2022, in cash for an amount equal to the amount payable on such date as if the Note was subject to an annual interest rate of 9% with the remainder of the accrued interest payable as an increase to the principal amount of the Note. Mr. Mukharji is a member of the Board.

On March 29, 2024, the Company issued 32,012 shares of Common Stock valued at $26,250 to Mr. Mukharji as compensation for service on the Board.

Transactions with Star Buds Parties

The Company has participated in several transactions involving entities owned or affiliated with one or more of its former directors or 5% or greater beneficial owners that are affiliated with Star Buds and/or the Star Buds Acquisitions. These individuals include: (i) Brian Ruden, a former director of the Company as of October 2022 and a beneficial owner of 5% or more of the Company’s voting stock, (ii) Salim Wahdan, a former director of the Company as of March 2023, and (iii) Naser Joudeh and Shadhaa Ramadan, jointly as the beneficial owner of 5% or more of the Company’s voting stock   (the “Joudeh Owners” and together with Brian Ruden and Salim Wahdan the “Star Buds Affiliates”). Each of Brian Ruden, Salim Wahdan and Joudeh Owners had an ownership stake in the Star Buds companies acquired by the Company between December 2020 and March 2021.

Between December 17, 2020 and March 2, 2021, the Company’s wholly-owned subsidiary SBUD LLC acquired the Star Buds assets. The aggregate purchase price for the Star Buds assets was $118.0 million, paid as follows: (i) $44.25 million in cash at the applicable closings, (ii) $44.25 million in deferred cash, also referred to in this report as “seller note(s),” (iii) 29,506 shares of Series A Preferred Stock, of which 25,078 shares were issued at the applicable closings and 4,428 shares were held back by the Company as collateral for potential indemnification obligations pursuant to the applicable purchase agreements. In addition, the Company issued warrants to purchase an aggregate of 5,531,250 shares of Common Stock to the sellers. Each party’s interests in the seller notes are as follows: (i) Brian Ruden: 31%, (ii) Salim Wahdan: 3.5% and (iii) the Joudeh Owners: 28%. The Company issued warrants to purchase an aggregate of 1,715,936 shares of Common Stock to Mr. Ruden, (ii) 193,929 shares of commons stock to Mr. Wahdan, and (iii) 1,522,457 shares of Common Stock to the Joudeh Owners.

As of December 31, 2023, the Company (i) owed an aggregate principal amount of $44.25 million under the seller notes, (ii) paid and aggregate of $5.31 million in interest pursuant to the seller notes, and (iii) held 944 shares of Preferred Stock in escrow as collateral for potential indemnification obligations pursuant to the applicable purchase agreements. On January 9, 2024, the Company released all 944 shares of Preferred Shares held in escrow to the Star Buds Affiliates.

In connection with acquiring the Star Buds assets the Company also assumed and acquired several leases for which one or more of the Star Buds Affiliates serve as landlord or maintain an ownership interest in the landlord entity. SBUD LLC made aggregate rental payments pursuant to these leases of $382,622 and $503,342 for the years ended December 31, 2023 and 2022, respectively. In addition, SBUD LLC must pay each landlord’s expenses and disbursements incurred in connection with the ownership, operation, maintenance, repair and replacement of the premises. SBUD LLC has the option to renew each lease for two additional three-year terms with escalation. The Company has an option to purchase the premises at fair market value at any time during the lease term and also has a right of first refusal if the landlords desire to sell the premises to a third-party.

On December 17, 2020, SBUD LLC entered into a Trademark License Agreement with Star Brands LLC (“Star Brands”) under which Star Brands licenses certain trademarks to SBUD LLC effective as of the closing of the acquisitions of all of the Star Buds assets. SBUD LLC has no payment obligation under this agreement. On June 15, 2023, the Company entered into a Licensing Agreement with Star Brands pursuant to which Star Brands licenses additional trademarks to the Company for the exclusive right to sell such licensed products in New Mexico (the “Star Brands Agreement”). Pursuant to the Star Brands Agreement, the Company is required to make quarterly payments to Star Brands for use of such exclusive license.

The Company has made in the aggregate $6,388 in payments pursuant to the Star Brands Agreement as of March 31, 2024. Mr. Ruden and Mr. Joudeh are partial owners of Star Brands.

In connection with the Star Buds Acquisitions, the Company granted Mr. Ruden and Naser Joudeh, another recipient of Preferred Stock from the Star Buds Acquisitions, the right to jointly designate two or three individuals for election or appointment to the Board, depending on the size of the Board and subject to ownership limitations.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit Committee and/or the full Board, with advice from outside counsel. In its review, the Audit Committee and/or Board is provided with full disclosure of the parties involved in the transaction, the nature of any financial and/or other conflicting interests relevant to such transaction and considers the relationships amongst the parties and members of our Board and executive officers. To the extent members of our Board have a material pecuniary interest in a proposed action before the Board, the director(s) with such pecuniary interest recuses himself from voting on such action(s).

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm.

The Audit Committee engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interest of our Company and its Stockholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, our Company’s operations and business, the firm’s sufficiency of resources, the quality of communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.

From 2016 through 2023, BF Borgers, CPA P.C. (“Borgers”) served as the Company’s independent registered public accounting firm. As reported on the Current Form 8-K dated April 8, 2024, for the fiscal year 2024, the Audit Committee selected Baker Tilly US, LLP (“Baker Tilly”) as its independent registered public accounting firm after considering a small selection of qualified candidates including Borgers. The Audit Committee has assessed the qualifications, performance, and independence of Baker Tilly and believes that retaining Baker Tilly is in the best interests of the Company.

On April 5, 2024, the Board officially appointed Baker Tilly as our independent registered public accounting firm for the year ending December 31, 2024. A representative of Baker Tilly is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and respond to appropriate questions as time permits.

Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Baker Tilly to the stockholders as a matter of what we consider to be good corporate practice. Even if the appointment is ratified, our Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

The following table sets forth the aggregate fees billed by Borgers as our independent registered accounting firm for the fiscal years ended December 31, 2023 and December 31, 2022. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the table below.

	2023	2022
Audit fees	$1,080,000	$758,000
Audit-related fees	302,500	—
Tax fees	—	—
All other fees	—	—
Total Fees	$1,382,500	$758,000

Audit fees. Consists of fees billed for professional services rendered for the audit of the annual consolidated financial statements and review of the quarterly interim consolidated financial statements.

Audit-related fees.  These fees include the review of registration statements and the delivery of consents in connection with registration statements and other SEC filings including audited financial statements requiring auditor consent.

The Audit Committee of our Board has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by Borgers in 2022 and 2023 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether previous non-audit services rendered by our independent registered public accounting firm are compatible with such auditor maintaining independence. As proposed above, the Audit Committee has approved Baker Tilly as the independent auditor for the Company and will follow pre-approved policies.  As such, the Audit Committee has determined that the rendering of such services is compatible with Baker Tilly maintaining its independence.

Vote Required

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to ratify the appointment of the Company’s independent public accountant, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers, or other nominees have authority to vote customers’ unvoted shares held by them in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY US, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL NO. 3 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UNDER THE PLAN FROM 18,500,000 TO 22,200,000 SHARES

We are seeking stockholder approval of a third amendment (the “Third Amendment”) to the Equity Plan to increase the number of shares of our Common Stock reserved for issuance under the Equity Plan by 3,700,000 additional shares, from 18,500,000 to 22,200,000. If our stockholders approve the Third Amendment, it will become effective on the date of such stockholder approval. If our stockholders do not approve the Third Amendment, we will only grant awards under the Equity Plan until the shares available for issuance thereunder are exhausted.

General Details and Provisions of the Equity Plan

The Plan was established by the Company to (i) promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company stockholders, and by providing participants with an incentive for outstanding performance; and (ii) provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest and special effort the success of the business is largely dependent.

The Board has the sole authority to implement, interpret, and/or administer the Plan unless the Board delegates all or any portion of its authority to implement, interpret, and/or administer this Plan to a Board committee.

Rationale for Amending the Equity Plan as Proposed

We are asking stockholders to approve the Third Amendment to increase the number of shares available for issuance under the Equity Plan by 3,700,000 additional shares to ensure we can continue to provide equity grants across our organization to employees and non-employee directors once the current share reserve is exhausted under the Equity Plan for the reasons stated below. The cannabis industry in which we compete is highly competitive with an active talent pool and equity compensation is an integral part of employee compensation. We believe that a comprehensive equity incentive compensation program serves as a necessary and significant tool to attract and retain employees at all levels and non-employee directors in our highly competitive industry. We believe that equity awards not only bring the best talent but align those individuals’ career goals with stockholders’ interests for long-term stockholder growth. Further, we believe equity awards, including performance equity awards, provide a strong incentive to our non-employee independent directors, officers, employees, and any other eligible plan participants throughout the Company to contribute materially to the growth of the Company by better aligning their interests with those of our stockholders.

The Equity Plan is our sole active plan for providing future equity incentives to our non-employee independent directors, officers, employees, and any other eligible plan participants. Following the adoption as amended, we made regular equity awards to our non-employee independent directors, officers, employees, and any other eligible plan participants pursuant to the Equity Plan. In 2020, 2021, 2022 and 2023, we have been engaged in a significant period of growth as an organization. In connection with our growth, and in support of our exponentially-increased employee base, we made equity awards to our employees, officers, and directors under the Equity Plan, further drawing down the number of shares reserved for issuance.

Effective May 3, 2023, the Company adopted and implemented the LTIP, pursuant to which the Company awarded ISO Awards and PSUs to certain employees and management of the Company. The 2023 LTIP Awards will vest over four years, with the ISO Awards vesting on each anniversary of the grant date and the PSU Awards to vest over four years on each anniversary of the grant date subject to satisfaction or completion of performance criteria set annually by the Board. The first installment of PSUs included in the 2023 LTIP Awards have assumed performance criteria has been met for the 2023 fiscal year, and 25% of the PSUs awarded in the LTIP Awards will vest on May 3, 2024.

Without increasing the number of shares available for issuance under the Equity Plan, once the current reserve of shares is exhausted, we will not be able to continue to offer competitive levels of equity compensation to attract and retain qualified personnel to support our growth. As a result, the Company may need to make significant changes to its compensation practices, which may limit its flexibility to provide competitive compensation. Changes may include increased use of cash which, in addition to impacting its ability to attract, motivate and retain highly qualified personnel for positions of substantial responsibility with the Company, may negatively impact the business by reducing the cash available to reinvest into the business.

The Board, in consultation with the Company’s outside compensation advisors and based on an analysis of the Company’s historic equity compensation share usage, its anticipated future equity compensation needs, and its assumptions regarding market conditions and compensation, recommended an additional 3,700,000 shares be made available for issuance under the Equity Plan. These projections are subject to change pursuant to the discretion of the Compensation Committee, as administrator of the Equity Plan, which may determine, based on future events and market conditions, to alter the Company’s equity compensation strategy or projections.

Summary Description of the Third Amendment

The sole aspect of the Equity Plan to be amended by the proposed Third Amendment is to increase the number of shares reserved for issuance under the Equity Plan by 3,700,000 shares. No other provisions of the Equity Plan are modified, amended, revised, or otherwise changed by this proposed Third Amendment. The specific terms of the Equity Plan, such as who is eligible to receive awards under the Equity Plan, the terms of awards, such as vesting periods, the exercise price of any options, and any expiration of these awards, as well as the tax consequences of the awards which may be made under the Equity Plan, are set forth in the Equity Plan, as approved by the Company’s stockholders on June 3, 2017 and filed with the SEC on June 12, 2017 as Exhibit 4.1 to our Registration Statement on Form S-8 (SEC File Number 333-218662).

The number of shares that will ultimately be issued from the shares reserved for issuance under the Equity Plan, as amended by the proposed Third Amendment, is subject to the discretion of the Compensation Committee and the Board and, therefore, cannot be determined with certainty at this time. However, the Company anticipates that the Compensation Committee will continue in future years to recommend, and the Board will continue to approve equity awards as described above.

Summary Description of the 2017 Equity Incentive Plan

The following is a summary of the key features of the Equity Plan. The summary is not a complete description of all the terms of the Equity Plan and is qualified in its entirety by reference to the complete text of the Equity Plan. To the extent there is a conflict between this summary and the actual terms of the Equity Plan, the terms of the Equity Plan will govern. Awards to be made under the Equity Plan will be entirely at the discretion of the Board and are therefore not currently determinable.

Eligible Person

Any employee of the Company or an affiliate, a director, or a consultant to the Company or an affiliate may be an “Eligible Person” under the Plan. The Plan provides Eligible Persons the opportunity to participate in the enhancement of shareholder value by the award of options and awards of Common Stock, granted as stock bonus awards, restricted stock awards, deferred share awards and performance-based awards, under the Plan. This further provides for the Company to make payment of bonuses and/or consulting fees to certain Eligible Persons in options and Common Stock, or any combination thereof.

No single participant under the Plan may receive more than 25% of all options awarded in a single year.

In the event of a corporate transaction involving the Company (including, without limitation, any merger, reorganization, consolidation, recapitalization, separation, liquidation, split-up, or share combination), the Committee shall adjust awards in any manner determined by the Committee to be an appropriate and equitable means to prevent dilution or enlargement of rights.

Stock Options

The Board, or the Compensation Committee, shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Equity Plan who are to receive options under the Equity Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, (iii) to determine the type of option granted (ISOs or Nonqualified Options), and (iv) to determine other such details concerning the vesting, termination, exercise, transferability and payment of such options. The Board or Compensation Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement.

The exercise price per share for Common Stock of options granted under the Equity Plan shall be determined by the Board or Compensation Committee, but in no case shall be less than one hundred percent (100%) of the fair market value of the Common Stock (determined in accordance with the Plan at the time the option is granted), provided that, with respect to ISOs granted to a person who holds ten percent (10%) or more of the total combined voting power of all classes of stock of the Company, the exercise price per share for Common Stock shall not be less than 110% of the fair market value of the Common Stock and the term of the ISO shall be no more than 5 years from date of grant. The fair market value of the Common Stock with respect to which ISOs may be exercisable for the first time by any Eligible Person during any calendar year under all such plans of the Company and its affiliates shall not exceed $100,000, or such other amount provided in Section 422 of the Internal Revenue Code of 1986, as amended.

ISOs under the Equity Plan may not be transferred except by will or laws of descent and, during the lifetime of the recipient of the ISO, only be exercised by such recipient. Nonqualified Options may be transferred as a gift in accordance with the applicable securities laws and regulations and with any stock option agreement. Shares issued pursuant to the exercise of options may be endorsed with a legend restricting their transfer or sale.

Bonus, Deferred, and Restricted Stock Awards

The Board, or the Compensation Committee, may, in its sole discretion, grant awards of Common Stock in the form of bonus awards, deferred awards, and restricted stock awards. Each stock award agreement shall be in such form and shall contain such terms and conditions as the Board, or the Compensation Committee, deems appropriate. The terms and conditions of each stock award agreement may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate stock award agreements need not be identical.

Performance Share Awards

The Board, or the Compensation Committee, may authorize grants of shares of Common Stock to be awarded upon the achievement of specified performance objectives, upon such terms and conditions as the Board, or the Compensation Committee, may determine. Such awards shall be conferred upon the Eligible Person upon the achievement of specified performance objectives during a specified performance period, such objectives being set forth in the grant and including a minimum acceptable level of achievement and, optionally, a formula for measuring and determining the number of performance shares to be issued. Each performance share award agreement shall be in such form and shall contain such terms and conditions as the Board, or the Compensation Committee, deems appropriate. The terms and conditions of each performance share award may change from time to time and need not be uniform with respect to Eligible Persons, and the terms and conditions of separate performance share award agreements need not be identical.

Adjustments

If the Company shall affect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding options and other awards under the Equity Plan, and (ii) the number of and class of shares then reserved for issuance under the Equity Plan and the maximum number of shares for which awards may be granted to an Eligible Person during a specified time period shall be appropriately and proportionately adjusted. The Board, or the Compensation Committee, shall make such adjustments, and its determinations shall be final, binding and conclusive.

Change in Control

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while options or stock awards remain outstanding under the Equity Plan, unless provisions are made in connection with such transaction for the continuance of the Equity Plan and/or the assumption or substitution of such options or stock awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the stock option or stock award agreement, will terminate immediately as of the effective date of any such merger, consolidation or sale.

Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate our Equity Plan, provided that such action does not materially impair the existing rights of any participant without such participant's written consent. The Equity Plan will terminate ten (10) years after the earlier of (i) the date the Equity Plan is adopted by the Board, and (ii) the date the Equity Plan is approved by the stockholders, except that awards that are granted under the Equity Plan prior to its termination will continue to be administered under the terms of the that Equity Plan until the awards terminate, expire or are exercised.

Federal Income Tax Consequences

Subject to other customary terms, the Company may, prior to certificating any Common Stock, deduct or withhold from any payment pursuant to a stock option or stock award agreement an amount that is necessary to satisfy any withholding requirement of the Company in which it believes, in good faith, is necessary in connection with U.S. federal, state, local or transfer taxes as a consequence of the issuance or lapse of restrictions on such Common Stock .

An Individual who receives a grant of options (an “Optionee”) will generally not recognize any taxable income on the date Nonqualified Options are granted pursuant to the Equity Plan. Upon exercise of the option, however, the Optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those Optionees exercising options and must comply with applicable tax withholding requirements. ISOs granted under the Equity Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an Optionee recognizes no taxable income when the option is granted. Further, the Optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. This favorable tax treatment for the Optionee, and the denial of a deduction for the Company, will not, however, apply if the Optionee disposes of the shares acquired upon the exercise of an incentive stock option within two years from the granting of the option or one year from the receipt of the shares.

Other Information

Subject to the right of the Committee to amend or terminate the Equity Plan, it will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Equity Plan after June 2, 2027.

The Compensation Committee may, at any time, amend, suspend or terminate the Equity Plan, and the Compensation Committee may amend any award agreement; provided that no amendment may, in the absence of written consent to the change by the affected participant, materially alter or impair any rights or obligations under an award already granted under the Equity Plan.

Vote Required

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the amendment to the Company’s Equity Plan, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers, or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the amendment to the Company’s Equity Plan. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST the amendment to the Company’s Equity Plan.

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN

PROPOSAL NO. 4 – APPROVAL OF THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S AUTHORIZED COMMON STOCK FROM 250,000,000 TO 275,000,000 SHARES

Purposes of the Proposed Increase in Authorized Stock

On March 27, 2024, our Board approved an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 shares to 275,000,000 (the “Amendment”). Under the terms of our Certificate of Amendment to Articles of Incorporation and Nevada law, the Amendment must be approved by the holders of a majority of the outstanding shares of Common Stock. The Amendment makes no other changes to our Articles of Incorporation.

The Board believes that it is advisable to have a greater number of authorized shares of Common Stock available for issuance in connection with acquisitions and mergers, public or private financing, and various general corporate programs and purposes.

We may from time to time consider acquisitions and mergers as opportunities arise, and public or private financings to provide us with capital, any or all of which may involve the issuance of additional shares of Common Stock or securities convertible into shares of Common Stock. It is widely expected that consolidation of the cannabis industry will continue, and may accelerate. Also, additional shares of Common Stock may be necessary to meet anticipated future obligations of our stock-based compensation and employee benefit plans, under which we may grant future equity awards to our officers, other employees and directors. We believe that these benefit plans are critical to retaining our current management team and attracting additional management talent.

Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital in order to support its business objectives, and may lose important business opportunities, including to competitors, which could adversely affect the Company’s financial performance and growth.

If the Company issues additional shares, the ownership interests of the holders of our Common Stock will be diluted. Also, if the Company issues shares of Preferred Stock, the shares may have rights, preferences and privileges senior to those of its Common Stock.

Description of the Amendment

As of April 22, 2024, our current authorized capital stock of 250,000,000 consisted of 79,168,539 shares of Common Stock, of which 78,248,389 shares were outstanding and 82,185 shares of Preferred Stock, no shares of which were outstanding. Approximately 12,545,122 shares may be issued upon the exercise of options under our employee incentive arrangements. We have also issued 432,040 unvested performance units, which upon vesting will likely be settled in shares of Common Stock at the Company’s option.

Under the terms of the Amendment, the total number of authorized shares of capital stock will be increased to 275,000,000. The number of shares of Common Stock authorized will be increased to 275,000,000. The number of shares of preferred stock will remain unchanged at 82,185. The newly authorized shares of Common Stock will be identical to previously authorized shares of Common Stock and will entitle the holders thereto to the same rights and privileges as holders of the previously authorized shares.

Terms of the Common Stock

The terms of the Common Stock are as follows:

Dividends.    The holders of our Common Stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available, therefore.

Voting Rights.    Each share of Common Stock entitles its holder to one vote on all matters to be voted on by the stockholders. Our Articles of Incorporation do not provide for cumulative voting.

Preemptive Rights.    Holders of Common Stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of Common Stock or other equity securities of the Company.

Liquidation Rights.    Upon dissolution, liquidation or winding-up, the holders of the shares of Common Stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of Common Stock.

Interest of Certain Persons in Matters to Be Acted Upon

None of the Company’s officers or directors has an interest in the Amendment, except to the extent they are stockholders or holders of options or restricted stock issued by the Company and the Amendment may result in increased liquidity of our Common Stock and the exercisability of such options.

Dissenter’s Rights of Appraisal

The stockholders who dissent from the Amendment have no right to appraisal under the Nevada Revised Statutes, our Articles of Incorporation, or our Bylaws.

Procedure for Implementing the Increase in Authorized Shares

The Amendment will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

Vote Required to Approve the Increase in Authorized Shares of Common Stock

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve the amendment to the Company’s Articles of Incorporation, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers, or other nominees do not have authority to vote customers’ unvoted shares held by them in street name for the amendment to the Company’s Articles of Incorporation. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Broker non-votes with respect to any of the nominees will have the effect of a vote AGAINST the amendment to the Company’s Articles of Incorporation.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL NO. 5 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, enables our stockholders to vote to approve, on an advisory, basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the Commission’s rules commonly referred to as a “say-on-pay” vote.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement, in accordance with the compensation disclosure rules of the Commission. The “say-on-pay” vote is advisory, which means that the vote is not binding on the Company, the Board, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will review the voting results in connection with their ongoing evaluation of our compensation philosophy and compensation decisions. Subject to adoption by the Board of a different frequency for an advisory vote on executive compensation in accordance with the recommendation of the Company’s stockholders pursuant to Proposal No. 4 herein or otherwise, the Company currently expects to hold future advisory votes on executive compensation every year.

Please see “Executive Compensation” table for additional details about our executive compensation programs, including information about the 2022 and 2023 compensation of our named executive officers.

We are asking our stockholders to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2023 Summary Compensation Table and the other related tables and disclosures.

VOTE REQUIRED

The affirmative vote of a majority of the shares of stock present and entitled to vote at a meeting of stockholders at which a quorum is present is necessary to approve, on a non-binding, advisory basis, the compensation of our named executive officers, with the holders of our Common Stock and the holders of our Series A Preferred Stock (which vote on an as-converted-to-common-stock basis) voting together as a single class. Abstentions will have the same effect as a vote AGAINST this proposal. Banks, brokers, or other nominees have authority to vote customers’ unvoted shares held by them in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS OF THIS PROXY STATEMENT, THE ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE OF THIS PROXY STATEMENT.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment and in the discretion of the persons voting the proxies, if permitted by applicable law.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V48243-P06745 1b. Jeffrey Cozad Nominees: 1a. Jonathan Berger 1c. Kathy Vrabeck 1d. Paul Montalbano 1e. Bradley Stewart The Board of Directors recommends you vote FOR proposal 2, proposal 3, proposal 4, and proposal 5. 2. To ratify the appointment of Baker Tilly US, LLP as the Company's independent public accountant for the fiscal year ending December 31, 2024; 3. To approve an amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares of the Company’s Common Stock issuable under the Equity Plan from 18,500,000 to 22,200,000 shares; 4. To approve an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of the Company’s authorized Common Stock from 250,000,000 to 275,000,000; and 5. To consider and act upon an advisory, non-binding vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. To elect as Class A directors the nominees named in the proxy statement; For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE The Board of Directors recommends you vote FOR the following: MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE 865 N. ALBION ST., STE. 300 DENVER, CO 80220 ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V48244-P06745 MEDICINE MAN TECHNOLOGIES, INC. D/B/A SCHWAZZE Annual Meeting of Stockholders June 20, 2024 9:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Christine Jones and Daniel Pabon, as proxy, with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MEDICINE MAN TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM MDT on June 20, 2024, at Schwazze Headquarters, 865 N. Albion St., Ste. 300, Denver, CO 80220 and any adjournment or postponement thereof. This proxy, when properly executed, will be as directed, or, if no direction is given, will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and FOR Proposal 5. The proxies are authorized to vote in accordance with the Board of Directors' recommendations upon such other business not known as may properly come before the Annual Meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side